SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ISCO INTERNATIONAL, INC.

(Name Of Registrant As Specified In Its Charter)

(Name Of Person(S) Filing Proxy Statement, if Other Than the Registrant)

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1001 Cambridge Drive

Elk Grove Village, Illinois 60007

April 28, 2006

Dear Stockholder:

On behalf of the board of directors, I cordially invite you to attend the 2006 Annual Meeting of Stockholders of ISCO International, Inc., to be held on Friday, June 16, 2006, beginning at 10:00 a.m., local time, at the Marriott Suites Chicago O’Hare, 6155 North River Road, Rosemont, IL 60018.

The matters that we expect will be acted upon at the meeting are described in the attached Proxy Statement and include:

(1)	To elect seven (7) directors to the Company’s board of directors for a term of one (1) year and until his successor is duly elected and qualified;

(2)	To approve the proposed restricted stock grant to John Thode, the Company’s President and Chief Executive Officer, and the corresponding amendment to the Company’s 2003 Equity Incentive Plan, as amended;

(3)	To ratify the appointment by the board of directors of Grant Thornton LLP as the independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2006; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL OF THE PROPOSALS IN THE PROXY STATEMENT.

It is important that your shares be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope.

Your vote is very important, regardless of the amount of stock that you own.

We believe your support for the proposals described in the Proxy Statement is essential for us to continue with our business strategy. Please return your proxy card as soon as possible.

Sincerely,

John Thode
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2006

To the Stockholders of

ISCO International, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ISCO International, Inc. (the “Company”), a Delaware corporation, will be held on Friday, June 16, 2006 beginning at 10:00 a.m., local time, at the Marriott Suites Chicago O’Hare, 6155 North River Road, Rosemont, IL 60018 for the following purposes:

(1)	To elect seven (7) directors to the Company’s board of directors for a term of one (1) year and until his successor is duly elected and qualified;

(2)	To approve the proposed restricted stock grant to John Thode, the Company’s President and Chief Executive Officer, and the corresponding amendment to the Company’s 2003 Equity Incentive Plan, as amended;

(3)	To ratify the appointment by the board of directors of Grant Thornton LLP as the independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2006; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The board of directors has fixed the close of business on April 18, 2006 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record of the Company as of the close of business on April 18, 2006 will be entitled to vote at the Annual Meeting. The Company will maintain a complete list of its stockholders entitled to vote at the Annual Meeting at its headquarters located at 1001 Cambridge Drive, Elk Grove Village, IL for ten days prior to the date of the Annual Meeting. If the Company has to adjourn the Annual Meeting, then it will take action on the items described above on the date to which the Annual Meeting is adjourned.

By Order of the Board,

Frank Cesario, Secretary

Elk Grove Village, IL

April 28, 2006

1001 CAMBRIDGE DRIVE

ELK GROVE VILLAGE, ILLINOIS 60007

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the board of directors (the “Board”) of ISCO International, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on June 16, 2006 at the Marriott Suites Chicago O’Hare, 6155 North River Road, Rosemont, IL 60018, and any adjournment or postponement thereof. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about April 28, 2006.

Record Date and Outstanding Shares. The Board has fixed the close of business on April 18, 2006 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, the Company had outstanding 184,339,517 shares of common stock, par value $.001 per share, including attached preferred stock purchase rights (the “common stock”).

Each of the outstanding shares of common stock is entitled to one vote on all matters to come before the Annual Meeting. As of the Record Date, none of the Company’s preferred stock, par value $.001 per share, was outstanding.

Voting of Proxies. Mr. John Thode and Mr. Frank Cesario, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of the Company to serve in such capacity. Mr. Thode and Mr. Cesario are officers of the Company and Mr. Thode is also a member of the board of directors. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board contained in this Proxy Statement.

Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Required Vote. The affirmative vote of a plurality of the shares of common stock voted in person or by proxy is required to elect a nominee for director. The affirmative vote of a majority of the shares of common stock present, in person or represented by proxy at the Annual Meeting and entitled to vote on the matters is required to approve the proposed grant of restricted stock and the corresponding amendment to the Company’s 2003 Equity Incentive Plan, as amended, and ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors.

Quorum; Abstentions and Broker Non-Votes. A majority of the shares of common stock issued and outstanding as of the Record Date is required to transact business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting.

Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the election of directors. In the case of the proposed grant of restricted stock, and the ratification of the appointment of the independent auditors, abstentions will have the effect of votes against the proposal, but broker non-votes will have no effect on the outcome.

Stockholder List. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting during ordinary business hours commencing June 6, 2006 and continuing through the date of the Annual Meeting at the principal offices of the Company, 1001 Cambridge Drive, Elk Grove Village, Illinois 60007.

Who Can Help Answer Your Questions?

If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact our Corporate Secretary, Frank Cesario, 1001 Cambridge Drive, Elk Grove Village, Illinois 60007, telephone (847) 391-9400.

Annual Report

The Company’s Annual Report to Stockholders for the year ended December 31, 2005, accompanies this Proxy Statement.

A Warning About Forward-Looking Statements

The Company makes forward-looking statements in this document. These forward-looking statements are subject to risks and uncertainties, including those that are enumerated under the heading “Risk Factors” in the Company’s Annual Report to Stockholders on Form 10-K for the year ended December 31, 2005 and in the Company’s other filings with the Securities and Exchange Commission. Such risks and uncertainties could cause actual results to differ materially from those projected. Therefore, there can be no assurance that such statements will prove to be correct. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “believes,” “anticipates,” “expects,” “looks,” and “intends,” or the negative of such terms and similar terminology. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of seven directors. At the Annual Meeting, all seven directors are to be elected for a term of one year expiring at the 2007 Annual Meeting of Stockholders. See “Nominees for Election” below.

If at the time of the Annual Meeting a nominee should be unable or decline to serve, a proxy named on the proxy card accompanying this Proxy Statement will vote for such substitute nominee as the Board recommends, or vote to allow the vacancy created thereby to remain open until filled by the board of directors, as the Board recommends. The Board has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

Vote Required. The affirmative vote of a plurality of the shares of common stock in person or by proxy is required to elect a nominee for director.

Nominees for Election

The name of the nominees for the office of director, together with certain information concerning such nominees, is set forth below:

Name	Age	Position with the Company	Served as Director Since
John Thode	48	Director, Chief Executive Officer	2005
Amr Abdelmonem	40	Director, Chief Technology Officer	2002
James Fuentes	50	Chairman of the Board of Directors	2003
George Calhoun	53	Director	1999
Michael Fenger	39	Director	2004
Ralph Pini	53	Director	2004
Tom Powers	69	Director	1996

Mr. Thode received his BSEE from the University of Illinois, his MSEE from Illinois Institute of Technology, and his Master of Management/Master of Business Administration from J.L. Kellogg School of Management at Northwestern University. He joined Motorola in 1979, and for the next 25 years held numerous titles throughout its wireless industry businesses, including the Wireless Network Systems Group and the CDMA Systems Group. He has broad experience in wireless network infrastructure and handsets. He has led large product development and engineering teams. He has also negotiated substantial supplier and customer contracts and structured numerous strategic relationships. Most recently he served as Vice President & General Manager, 3G Consumer Products, Personal Communications Sector, where he created Motorola’s UMTS product lines. Before that, he was Senior Director & General Manager, Wireless Access Systems Division.

Dr. Abdelmonem joined the Company in January 1995 and was promoted to Director of Engineering in August 1998, to Vice President of Development Engineering in March 1999, to Chief Technology Officer in December 1999 and additionally served as Chief Executive Officer from June 2002 through January 2005. Dr. Abdelmonem joined the Board in July 2002. Before joining the Company, Dr. Abdelmonem was an engineer with Exxon Corporation in Egypt. Subsequently, he was affiliated with the University of Maryland in a number of research and teaching positions where much of his research focused on semi-conductor laser and advanced filter design. Dr. Abdelmonem earned his B.S. and M.S. degrees in Electrical Engineering from Ain-Shams University in Cairo, Egypt, and his Ph.D. from the University of Maryland. Much of his research focused on semi-conductor laser design, superconducting technology and advanced filter design. Dr. Abdelmonem is a Senior Member of the IEEE and has published numerous documents for industry conferences and trade journals. He holds five patents and has ten patent applications pending. Dr. Abdelmonem holds an M.B.A. from the University of Chicago.

Mr. Fuentes was elected to the Board in November 2003 and has served as Chairman of the Board since January 2006. He is Founder, President and CEO of Clarity Communication Systems, Inc., an Aurora, IL wireless software and systems development company formed in 1998. Previously, Mr. Fuentes served at Lucent Technologies (formerly AT&T Bell Labs) for ten years in various positions, most recently as a senior manager in software development. Prior to joining Bell Labs, Mr. Fuentes served four years at Northrop Defense Systems and six years in Advanced Development Projects at Lockheed Aircraft Company. Mr. Fuentes’ engineering experiences involve design and development of electronic counter-measures and stability of flight controls systems. He has six patents in the wireless telecommunications field and also received the Hispanic Engineer National Achievement Award for Technical Achievement in Industry in 1995. Currently Mr. Fuentes sits on the WESTEC Advisory Board. He received a B.S. degree majoring in Aeronautical Engineering with a second major in Computer Science from Embry-Riddle Aeronautical University. Mr. Fuentes serves as Chairman of the Board and is a member of the Board’s Corporate Governance and Compensation Committees.

Dr. Calhoun has served as a director since November 1999 and served as the Chief Executive Officer of the Company from November 1999 to June 2002 and as Chairman of the Board from November 2000 to September 2002. Dr. Calhoun joined the Stevens Institute of Technology in July 2003 as Executive-in-Residence, where he teaches in the Undergraduate Program for Business & Technology, at the Howe School of Technology Management. Dr. Calhoun has spent 25 years in the high-tech segment of the wireless communications industry. He previously worked for InterDigital Communications Corporation (NASDAQ: IDCC), where he was involved for twelve years in the pioneering development of digital cellular technology. Subsequently, he was Vice-Chairman of Geotek Communications, and was Chairman of an engineering joint venture based in Israel, to develop a spread spectrum frequency-hopping radio system for fleet radio communications. He is also Chairman of both the Board and Audit Committee for Airnet Communications (NASDAQ: ANCC), a smart antenna and software-defined radio technology company. He is also a member of the Board of Clearstory Systems (NASDAQ: CSYS.OB), a company in the business of electronic content management and digital archiving software. In 2005, he joined the Board of PlayLogic Entertainment, Inc. (NASDAQ: PLGC.OB), a company in the business of developing and publishing videogames. Dr. Calhoun holds one patent (on wireless system architectures), and has published several books on wireless communications, including the best-selling Digital Cellular Radio (Artech, 1988). His most recent book is Third Generation Wireless Systems: Post-Shannon Signal Architectures (Artech, 2003). He has also been a Visiting Professor at the Leiden University School of Management in the Netherlands. Dr. Calhoun has a BA degree from the University of Pennsylvania, and a Ph.D. from the Wharton School. Dr. Calhoun is the Chairman of the Board’s Audit Committee.

Mr. Fenger was elected to the Board in 2004. Since 2002, he has been Corporate Vice President and Chief Quality Officer of Motorola, Inc. In this capacity he has helped Motorola in its effort to focus on the most promising initiatives and improve the return of those projects. Previously, he served twelve years at General Electric with GE Capital and the Lighting Business Group, where he most recently served as general manager of global supply chain operations for GE Lighting. He holds one patent and a degree in economics from Miami University in Ohio. Mr. Fenger serves on the Board’s Audit and Corporate Governance Committees.

Mr. Pini was elected to the Board in 2004 having served as Senior Vice President and Chief Technology Officer, Personal Communications Sector, Motorola, Inc. He has spent twenty-eight years in the global wireless industry. During this period he has been with Motorola’s Personal Communications Group, where he managed the global R&D organization of 4000 engineers and served as General Manager of Europe, Middle East and Africa. He has broad experiences across GSM, CDMA, and UMTS platforms. He received his MBA from Lake Forest Graduate School of Management, and both his MS in Electrical Engineering and his BS in Electrical and Computer Science from the University of Illinois, Chicago. Mr. Pini serves as Chairman of the Board’s Corporate Governance Committee and is also a member of the Compensation Committee.

Mr. Powers has served as a director of the Company since October 1996. From 1993 to 1999, he was an Associate Director of the Advanced Manufacturing Center at New Mexico State University in Las Cruces, New Mexico. He is on the board of directors of Material Recovery of North America, a start up company in New Mexico, and is a consultant to a number of companies in the telecommunications industry. From 1989 to 1991, Mr. Powers was President of the cellular systems business unit of AT&T Network Systems Group, now known as Lucent Technologies, Inc. Under his leadership, the business unit became the market leader in wireless infrastructure equipment in the United States, opened markets internationally and introduced the industry’s first digital cellular system. In 1983, he became Vice President of a joint venture between AT&T and Philips Telecommunications B.V. located in the Netherlands. He joined AT&T in 1958 as a member of the technical staff of Bell Laboratories and went on to management positions in consumer products, customer switching systems engineering and network planning. Mr. Powers holds a M.E.E. degree in Electrical Engineering for New York University and a B.S. degree in Electrical Engineering from the University of Arkansas, a diploma in Advanced Marketing from Wharton and is a graduate of the Stanford Executive Program. Mr. Powers is the Chairman of the Board’s Compensation Committee and is also a member of the Board’s Audit Committee.

Director Compensation. During 2005, the Company provided a cash retainer to each director of the Company who was not an employee of the Company (a “Non-Employee Director”) for his service on the board of directors, and each Non-Employee Director participated in the ISCO International, Inc. 2003 Equity Incentive Plan (the “2003 Plan”). The 2003 Plan does not require automatic grants to directors. However, the Board established a compensation policy that was effective during 2005 to provide that each Non-Employee Director who was re-elected or continues to serve as a director because his or her term had not expired was granted an option to purchase 50,000 shares of common stock at the reported closing price of the common stock on the date of each annual meeting of the stockholders of the Company, provided that no such automatic grant was made to a Non-Employee Director who was first elected to the Board at the first such meeting or was first elected to the Board within three months prior to such annual meeting. Such options vested monthly over a one-year period from the date of grant and were to expire ten years from the date of grant.

In addition, the policy in effect during 2005 provided for the annual grant of non-qualified stock options (“NQSOs”) to directors for service on Board committees. Under this policy each Non-Employee Director who was appointed or continued to serve on the Audit Committee of the Board would receive a grant of NQSOs to purchase 25,000 shares of common stock and the Chairman of the Audit Committee would receive a grant of NQSOs to purchase 50,000 shares of common stock. Each Non-Employee Director who was appointed or continued to serve on either of the Compensation or Governance Committees of the Board would receive a grant of NQSOs to purchase 10,000 shares of common stock and the Chairmen of the Compensation and Governance Committees would each receive a grant of NQSOs to purchase 25,000 shares of common stock. The Chairman of the Board would receive a grant of NQSOs to purchase 50,000 shares of common stock. Each of the options were granted at the reported closing price of the common stock on the date of each annual meeting of the stockholders of the Company, provided that a Board of Directors meeting that authorized such issuance occurred on that date, or on the date such director joined a committee or is named Chairman of such Committee, provided further that annual grants are not made to a Non-Employee Director who was first appointed to the committee or as chairman within three months prior to such annual meeting. These stock options vest monthly over a one-year period from the date of grant and were to expire ten years from the date of grant. Because the Board was still considering competitive and industry data pertaining to compensation programs, no such option issuance occurred on December 9, 2005.

During 2005, each Director received an annual retention fee of $12,000 payable on a monthly. In addition, the Chairman of the Board and the Chairman of the Audit Committee each received an additional $5,000 retention fee and the Chairmen of the Compensation and Corporate Governance Committees each received a $2,000 retention fee.

During February 2006, the Board adopted a new compensation policy whereby Non-Employee Directors would receive on an annual basis, in addition to certain cash payments as described below, a grant of 25,000 restricted shares of the Company’s common stock, a grant of 12,500 restricted shares of common stock for service as the chairman of the Board of Directors or one of the Board’s three committees, and a grant of 7,500 restricted shares of common stock for service on a Board committee. All such grants vest over one year on a quarterly basis on March 15, June 15, September 15, and December 15 of each year. This compensation is in lieu of the prior Non-Employee Director compensation program described above.

During February 2006, the Board also adopted a new policy with regard to cash payments to Non-Employee Directors for their service to the Company. Under this program, non-employee directors will receive $1,800 per month for serving on the Board. In addition, the respective Chairmen of the Board and the three committees (Audit, Compensation, and Governance) shall each receive $400 per month for such service. Non-Employee Directors who serve on these committees in roles other than chairman shall each receive $300 per month.

This 2006 program was intended to begin for the service year beginning after the most recent annual meeting of stockholders (December 9, 2005) and thus was made retroactive to be effective beginning January 1, 2006. Compensation under the 2006 program will replace any compensation that would have been earned under the previous arrangement. Due to the change in the annual meeting date from December to June of each year, and because equity awards are intended to compensate for a twelve-month service period, the first period of restricted stock grants will be pro-rated for the shorter service period. Following the annual meeting of stockholders on June 16, 2006, it is intended that new restricted stock grants for the expected twelve-month service period would be issued at that time and immediately following each annual meeting of stockholders thereafter. No changes have been made to the previous policy addressing new directors with respect to when awards are earned and received.

The Board’s rationale for this change in policy was driven by the need to attract and retain highly qualified individuals on the Board while still maintaining costs at a level that are competitive with that of other public companies of similar size and business segment, per industry wide data comparables. The Board further believes that the use of restricted stock grants as the equity compensation required the issuance of fewer than half the shares previously reserved for issuance using stock options under the previous program while still meeting the required compensation goals. Additionally, stock options are treated relatively less favorably in the financial statements than restricted stock grants are under new accounting rules (this new standard is often referenced as “FAS 123R,” is more fully disclosed in the Company’s 2005 annual report on Form 10-K, and became effective for the Company beginning January 1, 2006).

All Non-Employee Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and Committee meetings.

Meetings. During the year ended December 31, 2005, the Board held 9 meetings. Except for Mr. Fenger and Mr. Fuentes, who each attended 67% of the Board meetings, each director attended at least 75% of the aggregate of the number of Board meetings (during the period of his service as a director). Except for Mr. Fuentes who attended 2 of 6 Audit Committee meetings and, as of January 2006, ceased to serve on the Audit Committee, each director attended at least 75% of the meetings of those committees on which he served (during the period of his service as a member of such committee) during 2005. The Company does not have a formal policy regarding director attendance at Annual Meetings of Stockholders. However, the Company does ask directors to use their best efforts to be available for, and attend, the Annual Meeting of Stockholders. All directors except Dr. Calhoun attended the 2005 Annual Meeting of Stockholders.

Independent Directors. The Board has determined that Messrs. Fenger, Fuentes, Pini and Powers, and Dr. Calhoun, are each “independent” pursuant to Section 121A of the American Stock Exchange (“AMEX”) rules.

Committees of the Board. The Board has established an Audit Committee, a Compensation Committee, and a Corporate Governance Committee each of which is comprised entirely of “independent directors” as that term is defined under Securities and Exchange Commission (“SEC”) and AMEX rules.

The Audit Committee consists of three directors, Dr. George Calhoun (Chairman), Tom Powers and Mike Fenger, all of whom are “independent” as defined by the rules of the Securities and Exchange Commission and American Stock Exchange. The Board of Directors has determined that Dr. Calhoun is an “Audit Committee financial expert” as defined in regulations of the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002. The Audit Committee has responsibility for selecting the Company’s independent auditors, reviewing the plan and scope of the audit, approving any non-audit services provided by the Company’s independent auditors, reviewing the Company’s audit and control functions, oversight of the Company’s insider trading policy and reporting to the full Board regarding all of the foregoing. During 2005, Mr. Stuart Chase Van Wagenen and Mr. Fuentes served on the Audit Committee along with Mr. Powers. During January 2006, Mr. Van Wagenen resigned from the Board of Directors and Mr. Fuentes, while remaining on the Board of Directors and accepting new responsibilities including those of Chairman of the Board, resigned from the Audit Committee. The Audit Committee held six meetings in 2005. See “Report of the Audit Committee.” A copy of the Audit Committee’s charter is attached as Appendix A to this Proxy Statement.

The Compensation Committee consists of Mr. Powers (Chairman), Mr. Fuentes and Mr. Pini. The Compensation Committee has responsibility for recommending to the Board guidelines and standards relating to the determination of executive compensation, reviewing the Company’s executive compensation policies and reporting to the full Board regarding the foregoing. The Compensation Committee also has responsibility for administering the 2003 Plan, determining the number of options and shares of restricted stock to be granted to the Company’s executive officers and employees pursuant to the 2003 Plan and reporting to the full Board regarding the foregoing functions. During 2005, Mr. Van Wagenen served on the Compensation Committee. Mr. Van Wagenen resigned from the Board of Directors during January 2006, at which time Mr. Pini joined the Compensation Committee. The Compensation Committee held 12 meetings in 2005. See “Report of the Compensation Committee”.

The Corporate Governance Committee was formed during 2004 and consists of Mr. Pini (Chairman), Mr. Fenger and Mr. Fuentes. The Corporate Governance Committee acts as both the board’s corporate governance committee and nominating committee. The Corporate Governance Committee reviews and makes recommendations to the Board regarding Board organization, membership (including the identification and recommendation of potential candidates for election to the board), function and effectiveness, and committee structure, membership, function and effectiveness. The Corporate Governance Committee evaluates the performance of the board as a whole, the Committees and the individual directors. During 2005, Mr. Van Wagenen served on this committee with Mr. Pini and Mr. Fenger. Mr. Fuentes joined the Corporate Governance Committee during January 2006 following Mr. Van Wagenen’s resignation from the Board of Directors. The Corporate Governance Committee held two meetings in 2005.

Director Nominations

The Corporate Governance Committee currently serves as our nominating committee. The Corporate Governance Committee seeks director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education and experience. The Corporate Governance Committee particularly emphasizes significant experience in the wireless telecommunications industry. The Corporate Governance Committee operates through a charter which was attached to the Company’s 2004 Proxy Statement as Appendix A.

As part of the process of selecting board candidates, the Corporate Governance Committee reviews the appropriate skills and characteristics required of board members. The Corporate Governance Committee does not generally rely upon third-party search firms to identify board candidates. Instead, it relies on recommendations from a wide variety of its business contacts, including current executive officers, directors and stockholders, as a source for potential board candidates. The Corporate Governance Committee evaluates the above criteria as well as the current composition of the Board and the need for audit committee expertise. The Corporate Governance Committee then recommends to the Board for nomination the candidates which it believes best suit the needs of the company. The Corporate Governance Committee has recommended to the Board for nomination Drs. Abdelmonem and Calhoun and Messrs. Fenger, Fuentes, Pini, Powers and Thode to serve as directors for 2006 and until their respective successors are duly elected and qualified.

In accordance with the provisions of our By-Laws, a stockholder entitled to vote at such meeting may nominate candidates for election to the board of directors.

A stockholder who wishes to nominate a director candidate must timely deliver a notice to the Secretary of the Company delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company at 1001 Cambridge Drive, Elk Grove Village, IL 60007. To be timely, the notice must be delivered not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if the Company has not publicly disclosed (in the manner provided in the By-Laws) the date of the meeting at least 70 days prior to the meeting date, the notice must be received not later than the close of business on the tenth day following the day on which the Company publicly discloses the meeting date.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director all information relating to the person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected; and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder as they appear on the Company’s books and (ii) the number of shares of the Company which are beneficially owned by such stockholder, by class and series.

Stockholders’ nominees that comply with these procedures will receive the same consideration at the Annual Meeting of Stockholders that other nominees receive.

Policy for Stockholder Communication with Directors

Stockholders may communicate with the members of the board of directors, either individually or collectively, by writing to the Board at 1001 Cambridge Drive, Elk Grove Village, IL 60007. These communications will be reviewed by the office of the Company’s corporate Secretary as agent for the non-management directors in facilitating direct communication to the board of directors. The Secretary’s office will treat communications containing complaints relating to accounting, internal accounting controls, or auditing matters as reports under the Company’s Whistleblower Policy. Further the Secretary’s office will disregard communications that are bulk mail, solicitations to purchase products or services, not directly related either to the Company or to the non-management directors’ roles as members of the board, sent other than by stockholders in their capacities as such or from particular authors or regarding particular subjects that the non-management directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-management directors.

General Communications. The Secretary’s office will summarize all stockholder communications directly relating to the Company’s business operations, its board, its officers, its activities or other matters and opportunities closely related to the Company. This summary and copies of the actual stockholder communications will then be circulated to the Chairman of the Corporate Governance Committee on a biweekly basis.

Shareholder Proposals and Nominations. Stockholder proposals are reviewed by the Secretary’s office for compliance with the requirements for such proposals set forth in the Company’s Bylaws and in Rule 14a of the Securities Exchange Act of 1934 and as described in this Proxy Statement. Stockholder proposals that meet these requirements will be summarized by the Secretary’s office. Summaries and copies of the stockholder proposals are circulated to the Chairman of the Corporate Governance Committee.

Stockholder nominations for directors are reviewed by the Secretary’s office for compliance with the requirements for such nominations that are set forth in the Company’s Bylaws and as described in this Proxy Statement. Stockholder nominations that meet these requirements are summarized by the Secretary’s office. Summaries and copies of the nominations are circulated to the Chairman of the Corporate Governance Committee.

Retention of Shareholder Communications. Any stockholder communications which are not circulated to the Chairman of the Corporate Governance Committee because they do not meet the applicable requirements or criteria described above will be retained by the Secretary’s office for at least ninety calendar days from the date on which they are received, so that these communications may be reviewed by the non-management directors to whom they were addressed should any of the non-management directors elect to do so.

Distribution of Shareholder Communications. Except as otherwise required by law or upon the request of a non-management director, the Chairman of the Corporate Governance Committee will determine when and whether a stockholder communication should be circulated among one or more members of the Board and/or Company management.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2005, Mr. Powers (Chairman), Mr. Fuentes and Mr. Van Wagenen served as members of the Compensation Committee of the Board. During January 2006, Mr. Van Wagenen resigned from the Board and Mr. Pini took his place on the Compensation Committee. None of these individuals currently serves as an officer of the Company. There are no Compensation Committee interlocks between the Company and any other entity involving the Company’s or such entity’s executive officers or board members.

The Board recommends that the stockholders vote “FOR” the election of the nominees named in this Proxy Statement to continue to serve as directors of the Company.

Executive Officers

Set forth below is a table identifying executive officers of the Company who are not identified in the table entitled “Election of Directors – Nominees for Election” Biographical information for Mr. John Thode and Dr. Abdelmonem are set forth above under “Nominees for Election.”

Name	Age	Position with Company
Frank Cesario	36	Chief Financial Officer

Mr. Cesario joined the Company during August 2000 as Controller and served as Acting Chief Financial Officer from April 2002 until December 2002 when Mr. Cesario was named Chief Financial Officer. Previously, Mr. Cesario was Group Controller for copper and brass producer Outokumpu Copper, Inc. and subsidiaries, a U.S. group with approximately $500 million in annual revenue and owned by Helsinki-based Outokumpu Oyj. Mr. Cesario has an MBA (Finance) from DePaul University in Chicago, a B.S. in Accountancy from the University of Illinois, and began his career at KPMG Peat Marwick.

The Board elects officers annually and such officers, subject to the terms of certain employment agreements, serve at the discretion of the Board. See “Executive Compensation”. The Company has entered into employment agreements with Mr. Thode, Dr. Abdelmonem and Mr. Cesario. There are no family relationships among any of the directors or executive officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers (as defined under Section 16(a) of the Securities Exchange Act), directors and persons who own greater than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 2005, except for the initial filing for Mr. Thode upon becoming an executive officer and a director, subsequently reported on Form 3 by Mr. Thode, and an option grant to Mr. Thode and an exercise of options by Mr. Van Wagenen, each subsequently reported on Form 4 by Mr. Thode and Mr. Van Wagenen, respectively, all of the Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

Executive Compensation

The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2005, 2004 and 2003 of (i) each person who served as the Company’s chief executive officer and (ii) the most highly compensated executive officers whose salary and bonus for services rendered in all capacities to the Company for the fiscal year ended December 31, 2005 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards	Securities Underlying Options		All Other Compensation
John Thode (1) President and Chief Executive Officer	2005	216,000	—	—	1,100,000	(2)	—
Amr Abdelmonem (3) Chief Technology Officer	2005	200,000	1,000	—	—		—
	2004	200,000	—	—	1,800,000		—
	2003	200,000	—	—	900,000		—
Frank Cesario (4) Chief Financial Officer	2005	132,000	—	—	—		—
	2004	120,000	—	—	400,000		—
	2003	120,000	—	—	250,000		—

(1)	Mr. Thode was named President and Chief Executive Officer during January 2005 and has continued to serve in this capacity through the filing date in 2006. Mr. Thode was also provided a new employment agreement beginning in 2006 that is further described in this Proxy Statement.
(2)	Mr. Thode was granted a total of 1,550,000 options during January 2005. Of those, 750,000 were based on time and the remaining 800,000 were performance-based. Mr. Thode ultimately earned and vested a total of 1,100,000 options from this grant, forfeiting the remaining 450,000.
(3)	Dr. Abdelmonem was named Chief Technology Officer during 1999 and has continued to serve in this capacity through the filing date in 2006, and also served as Chief Executive Officer from June 2002 through January 2005. Dr. Abdelmonem received a bonus related to a patent filing during 2005. Dr. Abdelmonem was also provided a new employment agreement beginning in 2006 that is further described in this Proxy Statement.
(4)	Mr. Cesario was also provided a new employment contract beginning in 2006 that is further described in this Proxy Statement.

Option Grants In 2005

The following table contains information concerning the grant of stock options by the Company to the Named Executive Officers during 2005. There were no stock appreciation rights granted in 2005. Information provided in this table is as of December 31, 2005.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
John Thode	1,550,000	55%	$0.43	Jan 2015	$1,086,000	$1,729,000

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information concerning the Named Executive Officers’ unexercised options at December 31, 2005. None of the Named Executive Officers held or exercised any stock appreciation rights, during 2005.

	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Amr Abdelmonem	1,500,000	239,000	1,062,500	75,000	$205,125	$13,500
Frank Cesario	300,000	42,000	133,333	16,667	$25,500	$3,000

(1)	The value per option is calculated by subtracting the exercise price from the closing price of the Common Stock on the American Stock Exchange on the transaction date(s).

Employment Agreements.

Employment Agreement with John Thode. The Company had a letter agreement with John Thode to be President and Chief Executive Officer dated as of January 6, 2005. Under the agreement, Mr. Thode’s annual base salary was $225,000. Mr. Thode’s employment could be terminated at any time. If Mr. Thode was terminated by the Company without cause, as defined in the agreement, Mr. Thode would have receive six months of his annual base salary and six months’ continuation of his group health benefits. If Mr. Thode was terminated by the Company for cause, he would have been entitled only to the payment of accrued and unpaid salary through the date of such termination. Mr. Thode’s agreement also contained customary restrictive covenants, including a covenant not to complete with the Company for a period of twelve months following any cessation of his employment.

Mr. Thode was also granted non-qualified options to purchase up to 1,550,000 shares of the Company’s common stock. The options were issued outside of the Company’s 2003 Equity Incentive Plan, but were nonetheless subject to terms substantially identical to the 2003 Equity Incentive Plan. Options vested with respect to 62,500 shares on the last day of each of the 12 calendar months ending after the grant date (or, if sooner, upon a change in control of the Company), provided that Mr. Thode was still employed by the Company through the applicable vesting date. Options vested with respect to 400,000 of the remaining 800,000 shares if the Company achieved certain quarterly and annual revenue objectives and 400,000 of the remaining 800,000 shares if the Company achieved certain quarterly and annual cash flow objectives during the 2005 fiscal year and Mr. Thode remained employed by the Company through the applicable vesting date. Options had an exercise price equal to $0.43 per share, which was the closing price of the Company’s common stock on the date of grant, which was January 11, 2005. These options expire ten years from the date of grant, unless earlier terminated.

If Mr. Thode’s employment was terminated: (1) by Mr. Thode’s death or disability, Mr. Thode or his estate or personal representative would have been entitled to exercise his options, to the extent vested at the time of his termination, for up to a year after his death or termination due to disability; (2) by the Company for cause, any portion of the option not already exercised would have been immediately and automatically forfeited; or (3) for any other reason, the options were exercisable, to the extent vested at the time of his termination, for up to 90 days following his termination.

On January 10, 2006, the Company entered into an new agreement with Mr. Thode, to continue to serve as the Company’s President and Chief Executive Officer (the “Thode Employment Agreement”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2006. This agreement replaced the letter agreement between Mr. Thode and the Company, dated January 6, 2005.

Under the Thode Employment Agreement, Mr. Thode’s annual base salary will be $300,000 in 2006 and $350,000 in 2007, and shall be subject to future adjustment as determined by the Compensation Committee of the Board. Mr. Thode is also entitled to certain performance bonuses, provided the Company achieves certain specified performance goals as determined by the Compensation Committee. Additionally, the Company’s stockholders are to be asked, not later than June 30 2006, to approve the issuance of 6,000,000 shares of restricted stock to Mr. Thode as further incentive and compensation.

If approved by stockholders this restricted stock will be subject to both a time vesting and a performance vesting component. 2,000,000 of the Restricted Shares are subject to time vesting based Mr. Thode’s continued service to the Company as follows: 500,000 Restricted Shares will vest on each of June 30, 2006, December 31, 2006, June 30, 2007, and December 31, 2007 if Mr. Thode remains continuously employed by the Company through the applicable date. 4,000,000 of the Restricted Shares are subject to performance vesting based on the Company’s performance as follows: 2,000,000 Restricted Shares will vest on each of the respective filing dates of the Company’s Form 10-K for the fiscal years ending December 31, 2006 and 2007 if Mr. Thode remains continuously employed by the Company through the applicable filing date and the performance goals specified by the Board with respect to the applicable fiscal year have been achieved. The applicable performance goals established by the Board for the 2006 fiscal year are largely based on the Company’s annual plan and related scorecard goals. If the stockholders of the Company do not approve the grant of restricted stock, Mr. Thode will then be eligible to receive certain cash bonuses in lieu of the restricted stock award as further described in the form of restricted stock award agreement. Mr. Thode was also granted a signing bonus of $50,000, which was paid promptly following the execution of the Thode Employment Agreement. Mr. Thode will be able to participate in the Company’s benefit plans, subject to applicable eligibility and participation requirements. For further discussion of Mr. Thode’s restricted stock award or cash bonus in lieu of such award, including the performance goals established for fiscal year 2006, see “PROPOSAL 2” of this Proxy Statement.

Mr. Thode’s employment may be terminated at any time. If the Company terminates Mr. Thode without cause or Mr. Thode resigns for good reason (as defined in the Thode Employment Agreement), he will receive a lump sum payment equal to his base salary, an annual bonus for the fiscal year of termination, and waiver of the applicable premium for COBRA continuation coverage in the Company’s health plan(s) for a period of twelve months. If Mr. Thode’s employment with the Company ceases for any other reason than as described above, he will be entitled only to the payment of accrued and unpaid salary through the date of such cessation. The Thode Employment Agreement also contains customary restrictive covenants, including a covenant not to compete with the Company for a period of twelve months following the cessation of his employment.

Employment Agreement with Dr. Amr Abdelmonem. The Company had an employment agreement with Amr Abdelmonem dated as of January 1, 2001 to be Chief Technology Officer of the Company. Dr. Abdelmonem subsequently became the Chief Executive Officer of the Company from June 2002 through January 2005. The agreement was for a term of three years, with one-year renewal options. Dr. Abdelmonem was paid an annual salary of $200,000 and would be paid a severance of one year’s salary if (i) the Company terminated his employment without cause (as defined in the agreement) or (ii) Dr. Abdelmonem terminated his employment for good reason (as defined in the agreement), which such severance is offset by any income received by Dr. Abdelmonem during the severance period. His severance would have increased to two years salary in the case of a change in control (as defined in the agreement) of the Company and a termination as described previously. Dr. Abdelmonem also would have received a severance of six months salary if his employment contract expired without renewal. Dr. Abdelmonem’s agreement included a provision for a bonus to be paid at the discretion of the Board and certain non-competition, non-solicitation, assignment of invention and confidentiality provisions.

On January 13, 2006, the Company entered into a new agreement with Dr. Amr Abdelmonem, to continue to act as the Company’s Executive Vice President and Chief Technology Officer (the “Abdelmonem Employment Agreement”), a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2006. This agreement replaced the employment agreement between Mr. Abdelmonem and the Company dated January 1, 2001, which, as previously announced, expired as of December 31, 2005 pursuant to the Company’s notice of non-renewal.

As further described in the Abdelmonem Employment Agreement, Dr. Abdelmonem’s annual base salary will be $250,000, subject to future adjustment as determined by the Compensation Committee. Dr. Abdelmonem is also entitled to certain performance bonuses, provided the Company achieves certain specified performance goals, as determined by the Compensation Committee. Additionally, the Company entered into a restricted stock agreement (the “Restricted Stock Agreement”), pursuant to which it granted Dr. Abdelmonem 3,500,000 shares of restricted stock as further incentive and compensation. The restricted stock was granted pursuant to the terms of the 2003 Plan and are subject to both a time vesting and a performance vesting component as further described in Dr. Abdelmonem’s Restricted Stock Agreement, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2006. Dr. Abdelmonem will be able to participate in the Company’s benefit plans, subject to applicable eligibility and participation requirements.

Dr. Abdelmonem’s employment may be terminated at any time. If the Company terminates Dr. Abdelmonem without cause or Dr. Abdelmonem resigns for good reason (as defined in the Abdelmonem Employment Agreement), he will receive a lump sum payment equal to 50% of his base salary, an annual bonus for the fiscal year of termination, and waiver of the applicable premium for COBRA continuation coverage in the Company’s health plan(s) for a period of six months. If Dr. Abdelmonem’s employment with the Company ceases for any other reason than as described above, he will be entitled only to the payment of accrued and unpaid salary through the date of such cessation. The Abdelmonem Employment Agreement also contains customary restrictive covenants, including a covenant not to compete with the Company for a period of six months following the cessation of his employment for any reason.

Employment Agreement with Frank Cesario. On February 6, 2006, the Company entered into an Agreement with Mr. Frank J. Cesario, to continue to serve as the Company’s Chief Financial Officer (the “Cesario Employment Agreement”), a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2006.

As further discussed in the Cesario Employment Agreement, Mr. Cesario’s annual base salary will be $175,000 as of the effective date. Mr. Cesario was awarded a cash bonus of $15,000 that was paid promptly following execution of the agreement. Mr. Cesario also received a grant of 250,000 restricted shares of common stock that will vest on a quarterly basis over the next two years. Mr. Cesario is also eligible to receive an additional grant of 125,000 restricted shares of common stock if the Company exceeds its annual business plan by 50%, or an additional grant of 250,000 restricted shares of common stock if the Company exceeds its annual business plan by 100%. Such shares, if granted, would vest semi-annually over two years from the date of such award. In addition, Mr. Cesario is eligible for a cash bonus of up to 25% of his annual salary based upon meeting mutually agreed upon goals. Mr. Cesario will be able to participate in the Company’s benefit plans, subject to applicable eligibility and participation requirements.

Mr. Cesario’s employment may be terminated at any time. If the Company terminates Mr. Cesario without cause (as defined in the Employment Agreement), he will receive his base salary for three months, as well as any bonus earned during his employment period and any vested equity awards as of his termination date.

Certain Relationships and Related Transactions

During October 2002, the Company entered into an uncommitted line of credit with its two largest shareholders, an affiliate of Elliott Associates, L.P. (Manchester Securities Corporation) and Alexander Finance, L.P. This line is uncommitted, such that each new borrowing under the facility would be subject to the approval of the lenders. Borrowings on this line are collateralized by all the assets of the Company. Outstanding loans under this agreement would be required to be repaid on a priority basis should the Company receive new funding from other sources.

During July 2004, the Company and its lenders agreed to increase the aggregate loan commitments under the credit line from $6,000,000 to $6,500,000. Simultaneously, the Company drew the remaining $1,500,000 of the financing.

During November 2004, the Company and its lenders agreed to increase the line of credit to up to an additional $2 million to an aggregate loan commitment of $8,500,000, $1 million of which was drawn immediately by the Company with the remaining $1 million available to be drawn upon the Company’s request and subject to the approval of the lenders.

During February 2005, the consolidated credit line was extended until April 1, 2006. Interest during the extension period is to be charged at 9%.

On August 2, 2005, the Company and its lenders agreed to extend the due date from April 2006 until August 1, 2007. This transaction was a part of a financing transaction in which the lenders (including their affiliates) purchased an aggregate of 20 million shares of the Company’s common stock for $4.4 million and agreed to waive their right to receive the financing proceeds under the terms of the line of credit, allowing the Company to use the funds for product development or general working capital purposes.

Subsequently, pursuant to the provisions of Section 16 of the Securities Exchange Act of 1934, these entities also remitted approximately $0.6 million in profits from sales of Company common stock during the six months preceding this financing.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 18 WILL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE. THE FOLLOWING REPORT SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Report of the

Compensation Committee

The objectives of the Compensation Committee in determining the levels and components of executive compensation are (i) providing executives with both cash and equity incentives to further the interests of the Company and its stockholders, (ii) compensating them at appropriate levels with a recognition of compensation levels of executive officers at other high technology companies at a comparable stage of development, and (iii) attracting, rewarding and retaining outstanding executive officers to the Company. Generally, the compensation of all executive officers is composed of a base salary plus a discretionary bonus based upon achievement of specified goals. In addition, the Company has granted stock options and shares of restricted common stock, from time to time in its discretion, to base potential compensation on stockholder return and to provide for compensation based upon the common stock performance over time. The Compensation Committee has recommended stock options and restricted stock grants to non-executive employees of the Company so as to encourage a team approach towards the success of the Company to the benefit of the stockholders.

The Compensation Committee recommended to the Board the terms of the 2006 employment agreements with Mr. Thode, Dr. Abdelmonem, and Mr. Cesario. In determining the base salaries of the executive officers, the Compensation Committee considered the performance of each executive, the nature of the executive’s responsibilities, the salary levels of executives at high technology companies at a comparable stage of development, including other publicly held companies that are developing competitive products, and the Company’s general compensation practices. The Board did not award a bonus to any officer for 2005 (Dr. Abdelmonem’s patent-related award was part of a company-wide incentive program). Other than an increase to Mr. Cesario’s compensation during July 2005, no raise in salary was approved for Executive Officers in 2005. Mr. Cesario was not under an employment agreement prior to 2006. The respective salaries for Mr. Thode, Dr. Abdelmonem and Mr. Cesario were each increased pursuant to employment agreements described in this Proxy Statement.

The Compensation Committee was involved in the contract negotiations with Mr. Thode, Dr. Abdelmonem and Mr. Cesario. It also reviewed non-employee director compensation for reasonability based, in part, on industry trends and comparables. The non-employee director compensation program is described previously in this document.

The Compensation Committee has recommended the grant of stock options to executive officers and other employees with the purpose of aligning the executive officers and other employees with the interests of stockholders and encouraging a long-term focus in managing the Company. From time to time, the Compensation Committee evaluated this policy in light of the market and competitive factors. The exercise price of these stock options was generally the fair market value of the common stock on the dates of grant. Vesting periods were used to retain key employees and to emphasize the long-term aspect of contribution and performance. In recommending stock option grants to executives under the Plan, the Compensation Committee has considered a number of factors, including the performance of the executive, achievement of goals, the responsibilities of the executive, review of compensation of executives in high technology companies at a comparable stage of development, and a review of the number and exercise prices of stock options each executive currently possesses. No stock options were granted by the Board to either Dr. Abdelmonem and Mr. Cesario during 2005. Options to purchase 1,550,000 shares of common stock were granted to Mr. Thode as an inducement to employment during January 2005, as discussed below.

The Compensation Committee began recommending the use of Restricted Stock Grants (RS Grants), in place of Non-Qualified Stock Options (NQSO), as the preferred form of equity compensation beginning in 2006. The Committee believes that fewer restricted shares are required to accomplish Company objectives under an RS Grant-dominated program than under the previous NQSO program. Additionally, NQSO’s are relatively less favorably treated than RS Grants for financial statement purposes under new accounting rules (FAS 123R standard that took effect beginning January 1, 2006).

Compensation of Chief Executive Officer.

During January 2005, Mr. Thode became President and Chief Executive Officer of the Company at an annual base salary of $225,000 for the remainder of 2005. In addition, grants of options to purchase 1,550,000 shares of common stock were made to him during January 2005 as described above. These grants were designed to provide Mr. Thode with an incentive to join the Company and contribute to corporate success. The options vested with respect to 62,500 shares on the last day of each of the 12 calendar months ending after the grant date (or, if sooner, upon a change in control of the Company), provided that Mr. Thode was still employed by the Company through the applicable vesting date. The options vested with respect to the remaining 800,000 shares if the Company achieved certain quarterly and annual revenue and cash flow objectives during the 2005 fiscal year and Mr. Thode remained employed by the Company through the applicable vesting date. The options have an exercise price equal to $0.43 per share, which was the closing price of the Company’s common stock on the date of grant, which was January 11, 2005. The options expire ten years from the date of grant, unless earlier terminated. Of these options granted to Mr. Thode under this arrangement, a total of 1,100,000 options ultimately vested, of which 750,000 vested based on the time-based goals and 350,000 vested based on the established performance goals; the remaining 450,000 options were forfeited.

On January 10, 2006, the Company entered into a new agreement with Mr. Thode, to continue to serve as the Company’s President and Chief Executive Officer (the “Thode Employment Agreement”). This agreement replaced the letter agreement between Mr. Thode and the Company, dated January 6, 2005.

Under the Thode Employment Agreement, Mr. Thode’s annual base salary will be $300,000 in 2006 and $350,000 in 2007, and shall be subject to future adjustment as determined by the Compensation Committee. Mr. Thode is also entitled to certain performance bonuses, provided the Company achieves certain specified performance goals as determined by the Compensation Committee. Additionally, the Company’s stockholders are to be asked, not later than June 30, 2006, to approve the issuance of 6,000,000 shares of restricted stock to Mr. Thode as further incentive and compensation. See “PROPOSAL 2” below. If approved by stockholders this restricted stock award will be subject to both a time vesting and a performance vesting component, as further described in the form of restricted stock award agreement attached as an Exhibit to the Thode Employment Agreement. If the Company’s stockholders do not approve the grant of restricted stock, Mr. Thode will then be eligible to receive certain cash bonuses in lieu of the restricted stock award as further described in the form of restricted stock award agreement. Mr. Thode was also granted a signing bonus of $50,000, which was paid promptly following the execution of the Thode Employment Agreement. Mr. Thode will be able to continue to participate in the Company’s benefit plans, subject to applicable eligibility and participation requirements. After reviewing comparable companies in the Company’s market, industry trends, and competitive pressures as well as due to the desire to retain, motivate and incentivize Mr. Thode, the Compensation Committee determined that the Mr. Thode’s compensation pursuant to the terms of the Thode Employment Agreement was appropriate.

Mr. Thode’s employment may be terminated at any time. If the Company terminates Mr. Thode without cause or Mr. Thode resigns for good reason (as defined in the Thode Employment Agreement) and provided he executes a general release of claims against the Company, he will receive a lump sum payment equal to his base salary, an annual bonus for the fiscal year of termination, and waiver of the applicable premium for COBRA continuation coverage in the Company’s health plan(s) for a period of twelve months. If Mr. Thode’s employment with the Company ceases for any other reason than as described above, he will be entitled only to the payment of accrued and unpaid salary through the date of such cessation. The Thode Employment Agreement also contains customary restrictive covenants, including a covenant not to compete with the Company for a period of twelve months following the cessation of his employment for any reason.

Compliance with Section 162(m). The Compensation Committee generally intends for compensation paid to the executive officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) provides that compensation paid to the executive officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes. However, this limitation does not apply to performance-based compensation, provided that certain conditions are satisfied. Although the Company’s policy is generally to preserve the federal income tax deductibility of compensation paid, the Compensation Committee retains the authority to approve payments that may not be deductible if it believes that such payments are in the best overall interests of the Company and its stockholders. The Committee has exercised its discretion in this regard with respect to the restricted stock grants made (or, in the case of Mr. Thode, proposed herein to be made) in 2006 to Messrs. Thode, Abdelmonem and Cesario. Specifically, those restricted stock awards (and, in the case of Mr. Thode, any cash bonus paid in lieu of such proposed award) will not qualify for exemption from Section 162(m). In each case, in light of the Company’s current and expected future tax position, the Committee concluded that the speculative value of any tax deduction arising in connection with such awards was outweighed by the benefit of retaining the flexibility to administer those awards outside the confines of Section 162(m) (e.g., by retaining the ability to adjust the performance vesting targets of such awards if the Board, in its discretion, concludes that such adjustment is appropriate in light of departures from the Company’s operating plan, changes in accounting principles, acquisitions, dispositions, mergers or other similar events or transactions).

Members of the Compensation Committee:

Tom Powers (Chairman)
James Fuentes
Ralph Pini

April 26, 2006

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE WILL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE. THE FOLLOWING REPORT SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Report of the

Audit Committee

The Audit Committee of the Board is composed of three non-employee directors. The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. The board of directors, in its business judgment, has determined that each member of the audit committee is “independent” as defined in Rule 121A of the listing standards of The American Stock Exchange. The Committee operates pursuant to a charter that was last amended and restated by the Board on November 5, 2003, a copy of which is attached as Appendix A to the Proxy Statement for the 2006 Annual Meeting of Stockholders. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements with management and its independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s auditors are in fact “independent”.

Based upon the review, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2005 as filed with the Securities and Exchange Commission.

Members of the Audit Committee

Dr. George Calhoun (Chairman)
Mike Fenger
Tom Powers

April 26, 2006

Performance Graph

Set forth in this section is a line graph comparing the cumulative total stockholder return on the Company’s common stock against the cumulative total return of The NASDAQ Market Index, the American Stock Exchange (“AMEX”) Index, and The NASDAQ Telecommunications Index for the fiscal period of five years commencing December 31, 2000 and ending December 31, 2005. The graph and table assume that $100 was invested on December 31, 1999 in the Company’s common stock, The NASDAQ Market Index, the AMEX index, and The NASDAQ Telecommunications Index, and that all dividends were reinvested. The AMEX index is included because on June 7, 2002, the Company’s common stock began trading on The American Stock Exchange (AMEX) under the symbol “ISO.” Prior to this date, the Company’s common stock was traded on the OTC Bulletin Board under the symbol “ISCO.”

The Indices have been selected because the Company has been unable to identify a peer group of companies for comparison. No single public or private company has a comparable mix of technologies under development or products which serve the same markets as the Company.

	ISCO	NASDAQ	AMEX	NASDAQ Telecom
12/31/2000	$100.00	$100.00	$100.00	$100.00
12/31/2001	$56.74	$78.95	$94.41	$51.06
12/31/2002	$22.70	$54.06	$91.83	$23.47
12/31/2003	$39.01	$81.09	$130.72	$39.61
12/31/2004	$25.53	$88.06	$159.77	$42.78
12/31/2005	$22.70	$89.25	$195.93	$39.69

PROPOSAL 2

APPROVAL OF THE PROPOSED RESTRICTED STOCK GRANT TO THE CHIEF EXECUTIVE OFFICER

AND CORRESPONDING AMENDMENT TO THE ISCO INTERNATIONAL 2003 EQUITY INCENTIVE PLAN

At the annual meeting, the stockholders will be asked to consider and to approve (i) the issuance of 6,000,000 shares of restricted common stock (the “Restricted Stock Award”) to Mr. John S. Thode and (ii) a corresponding increase in the number of shares of common stock available for grant under the 2003 Plan by 6,000,000 (the “Plan Amendment”) shares. The following discussion is qualified in its entirety by reference to the Restricted Stock Award Agreement which is attached to this Proxy Statement as Appendix B and the 2003 Plan, which is attached to this Proxy Statement as Appendix C as it would be amended if the stockholders approve this Proposal 2.

These actions for which stockholders’ approval is solicited must be voted on as a single proposal and stockholders may not separately vote on each of the Restricted Stock Award and the Plan Amendment.

Vote Required. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the Restricted Stock Award and the Plan Amendment.

APPROVAL OF RESTRICTED STOCK AWARD.

Terms of Restricted Stock Award

On January 10, 2006, the Company entered into an agreement (the “Employment Agreement”) with Mr. Thode, to continue to serve as the Company’s President and Chief Executive Officer. As part of Mr. Thode’s compensation under the Employment Agreement, the Company agreed to award Mr. Thode a grant of 6,000,000 shares of restricted common stock (the “Restricted Shares”), subject to stockholder approval at the Company’s Annual Meeting of Stockholders. If approved, these shares would be issued under the 2003 Plan. For a description of the terms of Mr. Thode’s employment, including salary, bonus and perquisites, see “PROPOSAL 1” of this Proxy Statement, including: “Director Compensation, Executive Compensation, Option Grants in 2005, Employment Agreements and Report of the Compensation Committee.”

If the Company’s stockholders approve this Proposal 2, the Board of Directors will promptly thereafter approve and issue the Restricted Stock Award. If the Company’s stockholders do not approve this Proposal 2, the Restricted Stock Award will not be made and, in lieu thereof, Mr. Thode will then be eligible to receive certain cash bonuses (see “Cash Bonuses In Lieu of Restricted Stock Award” below).

In structuring the Employment Agreement, and consistent with the overall policy of using restricted stock grants as the preferred form of equity compensation beginning in 2006, the Company and Mr. Thode agreed to the use of restricted stock over the Company’s historical use of stock options as the equity component of Mr. Thode’s compensation. The Company believes that fewer restricted shares, and thus less potential dilution to existing stockholders, are required to accomplish Company objectives under a restricted stock grant-dominated program than under the previous option program. Additionally, under new accounting rules, the financial statement treatment for reporting purposes of restricted stock is now relatively more favorable to that of options.

The Company believes that this grant of restricted shares will more closely align Mr. Thode’s personal financial interests with those of the Company’s stockholders and will help preserve the Company’s cash for other business purposes. Although stockholder approval of the Restricted Stock Award itself is not required, the Company is seeking stockholder approval for both the award to the Chief Executive Officer and the increase in the number of shares available for grant under the 2003 Plan for good corporate governance purposes and to tie the Restricted Stock Award directly to the share increase. The Company will not make the Restricted Stock Award unless there is such a corresponding increase. In the event stockholders decide not to approve this Proposal 2, Mr. Thode will be eligible for certain cash bonuses, as described below.

Time Vesting of Restricted Shares. 2,000,000 of the Restricted Shares are subject to vesting based Mr. Thode’s continued service to the Company as follows: 500,000 Restricted Shares will vest on each of June 30, 2006, December 31, 2006, June 30, 2007, and December 31, 2007 if Mr. Thode remains continuously employed by the Company through the applicable date.

Performance Vesting of Restricted Shares. 4,000,000 of the Restricted Shares are subject to vesting based on the Company’s performance as follows: 2,000,000 Restricted Shares will vest on each of the respective filing dates of the Company’s Form 10-K for the fiscal years ending December 31, 2006 and 2007 if Mr. Thode remains continuously employed by the Company through the applicable filing date and the performance goals specified by the Board with respect to the applicable fiscal year have been achieved.

These performance goals (which may include intermediate goals, the achievement of which will result in partial vesting) will be determined by the Board annually, based on the Company’s operating plan for the applicable year, and will be communicated to Mr. Thode not later than 90 days following the start of the applicable year. The applicable performance goals established by the Board for the 2006 fiscal year are largely based on the Company’s annual plan and related scorecard goals.

Mr. Thode will forfeit any Restricted Shares subject to performance vesting with respect to a given year if the performance goals for that year are not achieved.

Effect of Termination. Upon termination of Mr. Thode’s service to the Company for any reason or for no reason (and whether such termination is by the Company, Mr. Thode, or otherwise), (a) any Restricted Shares which have not prior to the effective date of such termination become vested pursuant to time and performance vesting components (above) will immediately and automatically be forfeited, and (b) Mr. Thode will have no further rights with respect to those shares. Notwithstanding the foregoing, if prior to December 31, 2007 Mr. Thode is terminated by the Company without “Cause” (as defined in Employment Agreement dated January 10, 2006), 500,000 of the Restricted Shares otherwise subject to vesting under the performance vesting component (above) will become vested as of the date of such termination.

The grant of shares will not confer upon Mr. Thode any right to continue in the employ of the Company or any of its subsidiaries or affiliates.

Effect of a Change in Control. If there occurs a change in control prior to December 31, 2007 and Mr. Thode remains in continuous service to the Company through the date of that change in control, then immediately prior to (but contingent upon) the occurrence of that change in control:

(a) any otherwise unvested Restricted Shares subject to vesting under the time vesting component (above) will become vested; and

(b) Restricted Shares otherwise subject to vesting under the performance vesting component (above) based on performance in the fiscal year of the change in control will vest to the extent that performance for the portion of that year that transpires prior to the change in control meets or exceeds a pro-rata portion of the performance goals specified by the Board of Directors for that year under the performance vesting component (above).

Amendment. Subject to any stockholder approval that may be mandated by the AMEX listing requirements in effect from time to time, the Restricted Stock Award may be amended by written agreement of the Company and Mr. Thode.

Cash Bonuses In Lieu of Restricted Stock Award

If the Company’s stockholders do not approve this Proposal 2, Mr. Thode will instead by eligible to receive the following cash bonuses:

Time Vested Payments. A cash bonus of $170,000 will be payable to Mr. Thode on each of June 30, 2006, December 31, 2006, June 30, 2007, and December 31, 2007, provided in each case that he remains continuously employed by the Company through the applicable vesting date.

These time vested payments will be paid as soon as practicable after they are earned. However, the vesting and payment of all these amounts will be accelerated upon the occurrence of a change in control of the Company, provided that Mr. Thode has remained continuously employed by the Company through the date of that change in control

Performance Vested Payments: A cash bonus of $680,000 will be earned by Mr. Thode on each of the respective filing dates of the Company’s Form 10-K for the fiscal years ending December 31, 2006 and 2007 if Mr. Thode remains continuously employed by the Company through the applicable filing date and the performance goals specified by the Board with respect to the applicable fiscal year have been achieved.

The performance goals applicable to any particular fiscal year (which may include interim goals, the achievement of which may result in partial payment) will be determined by the Board of Directors and will be communicated to Mr. Thode following the Board of Director’s adoption of the Company’s budget for that fiscal year. The performance goals that would be relevant for the 2006 fiscal year are the same goals described above under “Performance Vesting Restricted Stock”.

In addition, if there occurs a change in control prior to December 31, 2007 and Mr. Thode remains in continuous service to the Company through the date of that change in control, bonuses that could otherwise be earned based on performance in the fiscal year of the change in control will be earned to the extent that performance for the portion of that year that transpires prior to the change in control meets or exceeds a pro-rata portion of the performance goals specified by the Board for that year.

The performance vested payments described above will be payable in two substantially equal installments, on June 30th and December 31st of the year following the year with respect to which that bonus was earned. Notwithstanding the foregoing, if on or following the date a bonus is earned under this section and before such bonus is paid there occurs a change in control, and provided Mr. Thode has remained continuously employed by the Company through the date of that change in control, such earned bonus will be paid on the date of that change in control.

The cash bonus amounts have been determined based on the average closing price of the Company’s stock in December 2005 ($0.34).

APPROVAL OF PLAN AMENDMENT.

During 2003, the Board adopted, and the shareholders approved, the 2003 Plan. The 2003 Plan provides for the award of restricted shares, incentive stock options, non-qualified stock options and stock appreciation rights with respect to shares of common stock, to our employees directors, consultants and other individuals who perform services for us.

The 2003 Plan replaced the 1993 Stock Option Plan (the “1993 Plan”) which terminated in August 2003. As of the date of this Proxy Statement, there are approximately 7.3 million shares available for issuance under the 2003 Plan.

During October 2005 and December 2005, the Board and the Company’s stockholders respectively approved amendments to Section 3(a) of the 2003 Plan (the “December Amendments”), that: (i) increased by 12,000,000 the number of shares of common stock available for grant under the 2003 Plan and (ii) made shares allocated to the 1993 Plan but ultimately unused available for use under the 2003 Plan up to a maximum of 5,000,000 shares.

Increase by 6,000,000 the number of shares of common stock available for grant under the 2003 Plan.

In January 2006, the Company and Mr. Thode entered into the Employment Agreement, which included the Restricted Stock Award. Since the December Amendments did not contemplate the Restricted Stock Award, during April 2006, the Board approved the Plan Amendment, subject to approval by the Company’s stockholders, which further amends Section 3(a) of the 2003 Plan to increase by 6,000,000 the number of shares of common stock available for grant under the 2003 Plan to a total number of shares of common stock available for grant under the 2003 Plan to 28,038,994 shares. This 6,000,000 share increase corresponds to the aggregate number of restricted shares that will be granted to Mr. Thode if the Company’s stockholders approve this Proposal 2.

In April 2006 the Board of Directors approved the addition of 6,000,000 shares of common stock to support the 2003 Plan. At the time the Company asked its stockholders to approve the December Amendments at the Annual Meeting of Stockholders in December 2005, the Company and Mr. Thode had not yet entered into the Employment Agreement, which included the terms of the Restricted Stock Award. The December Amendments did not contemplate the Restricted Stock Award. The Company believes that the Plan Amendment is necessary to both retain and align Mr. Thode’s interests with that of the Company and its stockholders as well as to fully fund the Company’s expected needs to attract, hire and retain other key employees in the future, consistent with goals of the 2003 Plan. These share amounts that are the subject of the Plan Amendment, and the corresponding Restricted Stock Award, were determined by reviewing comparable companies in the Company’s market, industry trends, and competitive pressures as well as due to the desire to retain, motivate and incentivize Mr. Thode. After taking these factors into consideration, the Compensation Committee determined that the Mr. Thode’s compensation pursuant to the terms of the Thode Employment Agreement, including the Restricted Stock Award, or the cash bonuses in lieu thereof if the Company’s stockholders reject this Proposal 2, was appropriate.

The following table shows the amounts that will be received by or allocated to each of the following under the Proposal being acted upon:

ISCO International 2003 Equity

Incentive Plan

Name and Position	Dollar Value ($)(1)		Number of Units(2)
John Thode, President and Chief Executive Officer	$2,220,000		6,000,000 shares of restricted common stock
Executive Group(3)	—		—
Non-Executive Director Group(3)	—	(4)	—	(4)
Non-Executive Officer Employee Group(3)	—		—

(1)	The value of the awards is based on the closing price of the Company’s commons stock on AMEX on April 25, 2006.
(2)	The number of shares of restricted common stock that the listed persons will receive are subject to certain vesting requirements, as described elsewhere in this Proxy Statement.
(3)	Awards under the 2003 Plan are discretionary and that no awards are currently planned with respect to any other employee or director, other than awards pursuant to the non-employee director compensation policy described below and elsewhere in this Proxy Statement. Therefore, new plan benefits to anyone, other than Mr. Thode, are not determinable.
(4)	Pursuant to the Company’s Non-Employee Director compensation policy, Non-Employee Directors will receive on an annual basis, in addition to certain cash payments, a grant of 25,000 restricted shares of the Company’s common stock for service on the Board, a grant of 12,500 restricted shares of common stock for service as the chairman of the Board of Directors or one of the Board’s three committees, and a grant of 7,500 restricted shares of common stock for service on a Board committee.

The following is a summary of the material terms and conditions of the 2003 Plan, as proposed to be amended, and is qualified in its entirety by the provisions contained in the 2003 Plan, as amended, a copy of which is attached to this Proxy Statement as Appendix C. The essential features of the 2003 Plan are outlined below:

The maximum number of shares of common stock with respect to which awards may be made under the 2003 Plan is 28,038,994. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar event, adjustments may be made in the Board’s discretion to the number of shares reserved for issuance under the 2003 Plan and to the number, kind and price of shares covered by outstanding awards. Shares subject to forfeited, cancelled or expired awards granted under the 2003 Plan will again become available for issuance under the 2003 Plan. In addition, shares surrendered in payment of any exercise price or in satisfaction of any withholding obligation arising in connection with an award granted under the 2003 Plan will again become available for issuance under the 2003 Plan.

The Board may administer the 2003 Plan either directly or through appointment of a committee of two or more Non-Employee Directors. Presently, the Compensation Committee of the Board administers the 2003 Plan. The Board or the appointed committee interprets the 2003 Plan, selects award recipients, determines the number of shares subject to each award and establishes the price, vesting and other terms of each award. While there are no predetermined performance formulas or measures or other specific criteria used to determine recipients of awards under the 2003 Plan, awards are based generally upon consideration of the grantee’s position and responsibilities, the nature of services provided, the value of the services to us, the present and potential contribution of the grantee to our success, the anticipated number of years of service remaining and other factors which the Board or the appointed committee deems relevant.

The number of currently eligible participants in the 2003 Plan is approximately 40.

The 2003 Plan has no specified term, although incentive stock options will not be granted more than 10 years after the most recent increase in the number of shares subject to the 2003 Plan.

Stock Options. The 2003 Plan permits the grant of incentive stock options to our employees and the employees of our subsidiaries. The 2003 Plan also provides for the grant of non-qualified stock options to our employees, directors, and consultants and other individuals who perform services for us (as well as to employees, directors, consultants and service providers of our subsidiaries). The exercise price of any incentive stock options granted under the 2003 Plan may not be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2003 Plan may be exercised by payment in cash, through an exchange for shares of common stock owned by the option holder for more than six months that have a fair market value on the date of exercise equal to the option exercise price or through such other means as the Board or the appointed committee may accept.

Under the 2003 Plan, each option is exercisable at such time and to such extent as specified in the pertinent option agreement between the Company and the option recipient. However, no option shall be exercisable with respect to any shares of common stock more than ten years after the date of grant of such award. Unless otherwise specified by the Board or the appointed committee with respect to a particular option, all options are non-transferable, except upon death.

Upon or in anticipation of a change of control of the Company, the Board or the appointed committee, may: (i) cause outstanding options to become immediately exercisable, (ii) provide for the cancellation of options in exchange for comparable options to purchase shares in a successor corporation, and/or (iii) provide for the cancellation of options in exchange for a cash and/or other substitute consideration.

Stock Appreciation Rights. The 2003 Plan also provides for the grant of stock appreciation rights, either alone or in tandem with stock options. A stock appreciation right entitles its holder to a cash payment of the excess of the fair market value of our common stock on the date of exercise, over the fair market value of our common stock on the date of grant. A stock appreciation right issued in tandem with a stock option will have the same term as the stock option. The term of a stock appreciation right granted alone, without an option, will be established by the Board or the appointed committee, in the award agreement governing the stock appreciation right.

Upon or in anticipation of a change of control of the Company, the Board or the appointed committee, may: (i) cause outstanding stock appreciation rights to become immediately exercisable, and/or (ii) provide for the cancellation of stock appreciation rights in exchange for a cash and/or other substitute consideration.

Restricted Shares. The 2003 Plan also provides for the grant of restricted shares. Restricted shares are shares of our common stock issued to an individual that will be forfeited if certain vesting conditions established by the Board or the appointed committee at the time of grant (such as a specified period of continued employment or the fulfillment of specified individual or corporate performance goals) are not met. Restricted shares may be sold under the 2003 Plan (at their full value or at a discount), or may be granted solely in consideration for services.

Upon or in anticipation of an event of a change of control of the Company, the Board or the appointed committee may: (i) cause restrictions on restricted shares to lapse, (ii) cancel restricted shares in exchange for restricted shares of a successor corporation, and/or (iii) redeem restricted shares for cash or other substitute consideration.

Amendment of Plan. The Board may amend, alter or discontinue the 2003 Plan at any time, but, for certain actions with respect to a change in control of the Company, no amendment, alteration or discontinuation will be made which would impair the rights of a participant with respect to an award under the 2003 Plan, without such participant’s consent, or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), would: (i) increase the total number of shares reserved for the purposes of the 2003 Plan (except for certain event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the shares), or (ii) change the persons or class of persons eligible to receive Awards.

Effect of Federal Income Taxation. The following summary of tax consequences with respect to stock options, stock appreciation rights and restricted shares that may be granted under the 2003 Plan is not comprehensive and is based upon laws and regulations in effect on the date of this proxy. Such laws and regulations are subject to change.

Stock options granted under the 2003 Plan may be either incentive stock options intended to qualify under Section 422 of the Code (“ISOs”) or non-qualifying stock options (“NQSOs”). There are generally no federal income tax consequences either to the option holder or to the Company upon the grant of a stock option. On exercise of an ISO, the option holder will not recognize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the option holder under the alternative minimum tax provisions of the Internal Revenue Code. Generally, if the option holder disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the option holder will recognize ordinary income and the Company will then be entitled to a tax deduction equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any tax deduction upon disposition of such shares, and the entire gain realized by the option holder will be treated as a long term capital gain.

On exercise of a NQSO, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the option holder as ordinary income and will generally be deductible by the Company.

Under federal tax law, there are generally no federal income tax consequences to an employee of the Company due to the grant of stock appreciation rights. The employee will generally recognize ordinary income upon exercise of a stock appreciation right in an amount equal to the amount of cash, or the fair market value of the shares (determined at the time of exercise), the employee receives upon exercise.

Under federal tax law, in the absence of an election made under section 83(b) of the Internal Revenue Code, there are generally no federal income tax consequences to an employee of the Company due to the grant of restricted shares. The employee will generally recognize ordinary income upon the date on which the shares are no longer subject to a substantial risk of forfeiture. The amount of income recognized by the employee will be equal to the excess of the fair market value of the shares on the date on which they are first free from the substantial risk of forfeiture over the amount, if any, the employee paid for the shares. The Company will be entitled to a deduction in the same amount at that time. The employee will have a basis in the shares equal to the amount, if any, he or she paid for the shares plus the amount of income he or she recognized in respect of the shares. The later disposition of restricted shares will generally result in a capital gain or loss for the employee. Such a disposition will have no tax consequences for the Company.

The tax treatment of restricted shares is different if the employee makes an election under section 83(b) of the Internal Revenue Code with respect to the restricted shares. If an employee makes such an election, he will recognize compensation income, and the Company will be entitled to a deduction, at the time the employee receives the restricted shares, even though the shares remain subject to a substantial risk of forfeiture. The amount of income to be recognized by the employee, and deducted by the Company, will be the excess of the fair market value of the restricted shares determined at the time of the employee’s receipt of the shares, (without regard to the restrictions to which the shares are subject), over the amount, if any, the employee paid for the shares. The employee will have a basis in the shares equal to the sum of the amount of income recognized in respect of the shares plus the amount, if any, the employee paid for the shares. The subsequent vesting or forfeiture of restricted shares with respect to which an 83b election has been made will have no tax consequence for the Company or the employee. An election under section 83(b) must be made by the employee no later than 30 days after the employee first receives the restricted shares.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer of the Company or to one of the next-four highest paid executive officers of the Company, unless the excess compensation is considered to be “performance-based.” Among other requirements contained in Section 162(m), the material terms of a compensation plan in which such officers participate, including the number of shares available for grant and the number of shares that may be issued to one person, must be approved by stockholders for awards or compensation provided under the plan to be considered “performance-based.” The Company intends that its deductions for amounts paid pursuant to ISOs, NQSOs and stock appreciation rights granted under the 2003 Plan will not be limited by Section 162(m) because such awards qualify as performance-based compensation. However, restricted shares awarded under the 2003 Plan may not qualify as performance-based compensation for purposes of 162(m) and therefore, may be subject to the limits of Section 162(m).

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under the Company’s 1993 Plan and under the 2003 Equity Incentive Plan as of December 31, 2005. The table does not include the additional shares requested for issuance under the 2003 Plan in this Proposal 2.

Plan Category	Number of Securities to be issued upon exercise of outstanding Options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)
Equity compensation plans approved by security holders	8,146,436	$0.28	13,892,558	(1)
Equity compensation plans not approved by security holders	1,100,000	0.43	—	(2)
Total	9,246,436	$0.30	13,892,558	(1)

(1)	The 1993 Plan terminated in August 2003 and was replaced by the 2003 Plan. At the Annual Meeting of Shareholders held December 2005, the Company’s stockholders voted to approve the allocation of 12 million shares of common stock to the plan, included above, and also clarified the use of up to 5 million shares in the 2003 Plan that were allocated to the 1993 Plan but were ultimately unused.
(2)	These securities represent shares of common stock issuable upon exercise of stock options granted to John Thode pursuant to a letter agreement dated January 6, 2006. Such options were issued outside the 2003 Plan.

Recommendation of the Board. The Board recommends that the stockholders vote “FOR” the Restricted Stock Award and the Plan Amendment as described herein.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board, upon the recommendation of the Audit Committee, has appointed Grant Thornton LLP (“Grant Thornton”), independent certified public accountants, as auditors of the Company’s financial statements for 2006. Grant Thornton has acted as auditors for the Company since December 2000.

Vote Required. The affirmative vote of a majority of the shares of common stock preset in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the appointment of Grant Thornton as auditors of the Company’s financial statements for 2006.

The Board has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board’s appointment of Grant Thornton. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Grant Thornton, the Board will interpret this as an instruction to seek other auditors.

Grant Thornton has examined the financial statements of the Company for the year December 31, 2005. The Company expects representatives of Grant Thornton to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. The representatives of Grant Thornton will have the opportunity to make a statement at the meeting if they desire to do so.

During the fiscal years ended December 31, 2005 and 2004, fees in connection with services rendered by Grant Thornton LLP, the Company’s independent registered accounting firm, were as set forth below:

Fee Category	Fiscal 2005	Fiscal 2004
Audit Fees	$135,528	$111,566
Audit-Related Fees	—	—
Tax Fees	34,906	31,171
All Other Fees	—	—
TOTAL	$170,434	$142,737

Audit fees consisted of fees for the audit of the Company’s annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of the Company’s documents filed with the SEC.

Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

The Company made no other payments to Grant Thornton LLP during 2005 which constituted Audit-Related Fees or Other Fees.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that the Company’s independent auditor is permitted to perform for us under applicable federal securities regulations. As permitted by the applicable regulations, the Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and pre-approval of certain engagements up to predetermined dollar thresholds that are reviewed annually by the Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

All engagements of the independent auditor to perform any audit services and non-audit services have been pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance.

The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Chairman of the Audit Committee must report any decisions to the Audit Committee at the next scheduled meeting.

The Board recommends that the stockholders vote “FOR” the ratification of Grant Thornton as the Company’s auditors as described herein.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information regarding the beneficial ownership of Common Sock as of April 28, 2006, except as otherwise indicated in the relevant footnote, by (1) each person or group that the Company knows beneficially owns more than 5% of Common Stock, (2) each of the Company’s directors and director nominees, (3) the Named Executive Officers, and (4) all current Named Executive Officers and directors as a group. Unless otherwise indicated, the address of each person identified below is c/o the Company at its principal executive offices.

The percentages of beneficial ownership shown below are based on 184,339,517 shares of Common Stock outstanding as of April 28, 2006, unless otherwise stated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes those securities over which a person may exercise voting or investment power. In addition, shares of Common Stock which a person has the right to acquire upon the exercise of stock options and/or warrants within 60 days of the date of this table are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in the footnotes to this table or as affected by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

	Number of Shares of Common Stock Beneficially Owned		Percent of Class
5% Stockholders
Alexander Finance, LP.	43,898,179	(1)	23.8%
Elliott Associates, L.P.	15,357,168	(2)	8.3%
Elliott International, L.P.	19,904,159	(2)	10.8%

Directors and Named Executive Officers
Amr Abdelmonem	4,669,500	(3)	2.5%
George Calhoun	1,003,583	(4)	*
Michael Fenger	152,000	(5)	*
James Fuentes	186,250	(6)	*
Ralph Pini	141,500	(7)	*
Tom Powers	521,688	(8)	*
John Thode	1,185,000	(9)	*
Frank Cesario	501,370	(10)	*
All directors and executive officers as a group (9 persons)	8,360,891	(11)	4.4%

*	Less than 1%.
(1)	Includes affiliates. As reflected in an SEC filing dated July 26, 2005. The address for Alexander Finance, L.P. is 1560 Sherman Avenue Evanston, IL 60201.
(2)	Includes affiliates. As reflected in SEC filings dated August 2, 2005 for Elliott Associates, L.P. and Elliott International, L.P. The address of Elliott Associates, L.P. is 712 Fifth Avenue, New York, New York 10019 and the address of Elliott International, L.P. is c/o Elliott International Capital Advisors, Inc. 712 Fifth Avenue New York, New York 10019.
(3)	Includes a restricted stock grant of 3,500,000 shares that were not vested as of April 28, 2006, or within 60 days from such date, and outstanding options to purchase 1,137,500 shares of common stock that were vested as of April 28, 2006, or within 60 days from such date.

(4)	Includes outstanding options to purchase 920,833 shares which were exercisable as of April 28, 2006.
(5)	Includes outstanding options to purchase 110,000 shares which were exercisable as of April 28, 2006.
(6)	Includes outstanding options to purchase 160,000 shares which were exercisable as of April 28, 2006.
(7)	Includes outstanding options to purchase 110,000 shares which were exercisable as of April 28, 2006.
(8)	Includes outstanding options to purchase 496,000 shares which were exercisable as of April 28, 2006.
(9)	Includes outstanding options to purchase 1,100,000 shares which were exercisable as of April 28, 2006. Excludes the proposed restricted stock grant that is included as Proposal 2 of this Proxy Statement.
(10)	Includes a restricted stock grant of 187,500 shares that were not vested as of April 28, 2006, or within 60 days from such date, and outstanding options to purchase 150,000 shares of common stock that were vested as of April 28, 2006, or within 60 days from such date.
(11)	Includes outstanding options to purchase 4,184,333 shares of common stock, which were exercisable as of April 28, 2006, or within 60 days from such date. Also includes grants of restricted stock of 3,687,500 shares that were not vested as of April 28, 2006, or within 60 days from such date.

MISCELLANEOUS AND OTHER MATTERS

Solicitation. The cost of this proxy solicitation will be borne by the Company. The regular employees of the Company may solicit proxies in person or by telephone or facsimile. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation.

Stockholder Proposals for 2006 Annual Meeting. The Company intends to mail next year’s proxy statement to our stockholders on or about April 30, 2007. Applicable law requires any stockholder proposal intended to be presented at our 2007 Annual Meeting of Stockholders to be received by us at our executive offices in Elk Grove Village, Illinois on or before January 30, 2007 in order to be considered for inclusion in our proxy statement and form of proxy for that annual meeting.

With respect to the Company’s 2007 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, by January 30, 2007 then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

Other Business. The Board is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board directs.

By Order of the Board,

By: Frank Cesario
Secretary

Elk Grove Village, Illinois

April 28, 2006

APPENDIX A

AUDIT COMMITTEE CHARTER

ISCO INTERNATIONAL, INC.

(November 5, 2003)

Purpose

The Audit Committee (the “Committee”) of ISCO International, Inc. (the “Company”) shall assist the Board of Directors (the “Board”) in monitoring (i) the integrity of the Company’s financial statements in compliance with Securities and Exchange Commission (the “SEC”) and other regulatory requirements; (ii) the annual independent audit of the Company’s financial statements, (iii) the independent auditors independence and qualifications and shall also work to provide (i) effective communication between the Board and the Company’s independent public accountants and (ii) support for management’s efforts to enhance the quality of the Company’s internal control structure.

The Committee does not plan or conduct audits, nor does it determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These functions are the responsibility of Company management and the independent auditor.

Composition and Term

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall (i) be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, (ii) meet the independence requirements of Section 10A(m)(3) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulation of the Commission , (iii) meet the independence and financial literacy requirements of Rule 121A and 121B(2) of the listing standards of The American Stock Exchange, as modified or supplemented from time to time; provided, that one (but no more than one) member of the Audit Committee may be a non-independent director, provided that the Board determines the appointment of such non-independent director to the Audit Committee is in the best interests of the Corporation and its stockholders, the Board discloses the reasons for that determination in the Corporation’s next annual proxy statement, the non-independent director may not serve as Chairman of the Audit Committee, and the non-independent director may not serve on the Audit Committee for more than two years. Current employees or officers, or their immediate family members, however, are not able to serve on the Audit Committee under this exception. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

In addition, at least one member of the Committee will be financially sophisticated as set forth in Rule 121B(2) of the listing standards of The American Stock Exchange, as modified or supplemented from time to time.

The members of the Committee shall be appointed by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman of the Committee by majority vote of the full Committee Membership.

Relationship with Independent Accountants

The Company’s independent public accountants shall be accountable to the Committee, and the Committee shall have ultimate authority to select, evaluate and replace the Company’s independent public accountants. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

Meetings

The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than four times a year. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act by unanimous written consent without a meeting. Minutes of each meeting reflecting, among other things, all actions taken by the Committee should be recorded by the Secretary to the Committee. The Committee shall report to the Board at the first board meeting following each such Committee meeting.

The Company’s independent public accountants shall attend at least one of the Committee’s meetings each year. The Committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The Committee shall provide each of management and the independent public accountants with appropriate opportunities to meet privately with the Committee.

Duties and Responsibilities

The duties of the Committee shall include the following:

•	Review the results of the quarterly reviews and year-end audit of the Company, including:

•	The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q to be filed with SEC, the management recommendation letter on accounting procedures and controls prepared by the independent public accountants, and any other material written communications or reports and management’s responses concerning such reports.

•	Any material accounting issues identified by management or the independent public accountants;

•	Any transactions between the Company and its officers, directors or 5% shareholders.; and

•	all matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended by FAS No.90, by auditors with audit committees and any other matters required to be communicated by the independent public accountants to the Committee under generally accepted auditing standards, as amended.

•	Review with management and the independent public accountants such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulators and discuss alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Discuss with management the Company’s use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Ensure that the Company’s independent public accountants submit on a periodic, but not less than annual, basis to the Committee a written statement delineating all relationships between the accountants and the Company, and discuss with the accountants any disclosed relationships that may impact the objectivity and independence of the accountants with the objective of ensuring the continuing objectivity and independence of the accountants.

•	Pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Meet annually with counsel when appropriate to review legal and regulatory matters, if any, that could have a material impact on the financial statements.

•	Establish, review, and update periodically a Code of Ethical Conduct, and ensure that management has established a system to enforce this Code.

•	Make a periodic, but not less than annual, review of this Charter.

•	Review the effectiveness of the Committee on an annual basis.

•	Review and approve any transactions between the Corporation and its officers, directors or 5% shareholders which would be reportable in the Corporation’s proxy statement.

•	Prepare a report to the stockholders of the Company to be included in the Company’s annual proxy statement.

The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines. The Committee may retain independent counsel, accountants or others to assist it in the conduct of any investigation. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

APPENDIX B

Form of RESTRICTED STOCK AWARD AGREEMENT

UNDERTHE

ISCO INTERNATIONAL, INC. 2003 EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of the                  of                      2006 (the “Date of Grant”), between ISCO INTERNATIONAL, INC. (the “Company”) and JOHN THODE (the “Grantee”).

WHEREAS, the Company maintains the ISCO International, Inc. 2003 Equity Incentive Plan (the “Plan”) for the benefit of the key employees, directors and consultants of the Company and its Affiliates; and

WHEREAS, the Grantee is an employee of the Company and is a party to the “Employment Agreement” with the Company dated January 1, 2006 (the “Employment Agreement”); and

WHEREAS, the Plan permits the grant of Shares, subject to certain restrictions; and

WHEREAS, in order to align the Grantee’s personal financial interests with those of the Company’s stockholders, the Company desires to grant to the Grantee a number of shares of Common Stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

SECTION 1. Award of Stock. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants 6,000,000 (six million) Shares (the “Restricted Shares”) to the Grantee. The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Capitalized terms used but not defined herein will have the same meaning as defined in the Plan.

SECTION 2. Vesting of Restricted Shares. The Restricted Shares are subject to forfeiture to the Company until they become vested in accordance with this Section 2, as follows:

a. Time Vested Shares.

(i) 500,000 Restricted Shares will vest on June 30, 2006, if the Grantee remains continuously employed by the Company through that date.

(ii) an additional 500,000 Restricted Shares will vest on December 31, 2006, if the Grantee remains continuously employed by the Company through that date;

(iii) an additional 500,000 Restricted Shares will vest on June 30, 2007, if the Grantee remains continuously employed by the Company through that date; and

(iv) an additional 500,000 Restricted Shares will vest on December 31, 2007, if the Grantee remains continuously employed by the Company through that date.

b. Performance Vested Shares.

(i) 2,000,000 Restricted Shares will vest on the filing date of the Company’s Form 10-K for the 2006 fiscal year, if the Grantee remains continuously employed by the Company through that filing date and the performance goals specified by the Board with respect to that fiscal year have been achieved; and

(ii) an additional 2,000,000 Restricted Shares will vest on the filing date of the Company’s Form 10-K for the 2007 fiscal year, if the Grantee remains continuously employed by the Company through that filing date and the performance goals specified by the Board with respect to that fiscal year have been achieved.

(iii) The performance goals relevant under this Section 2(b) (which may include intermediate goals, the achievement of which will result in partial vesting) will be determined by the Board annually, based on the Company’s operating plan for the applicable year, and will be communicated to the Grantee not later than 90 days following the start of the applicable year. The Board will determine in good faith whether the goals for any year have been achieved. In addition, the Board may in good faith make adjustments to such goals so that departures from the Company’s operating plan, changes in accounting principles, acquisitions, dispositions, mergers, consolidations and other transactions, events or factors influencing the achievement or measurement of such goals do not affect the operation of this section in a manner inconsistent with its intended purpose of encouraging growth in the Company’s equity value.

c. Effect of Termination. Upon termination of the Grantee’s service to the Company for any reason or for no reason (and whether such termination is by the Company, the Grantee or otherwise), (i) any Restricted Shares which have not prior to the effective date of such termination become vested pursuant to this Section 2 will immediately and automatically, without any action on the part of the Company, be forfeited by the Grantee to the Company, and (ii) the Grantee will have no further rights with respect to those Shares. Notwithstanding the foregoing, if prior to December 31, 2007 the Grantee is involuntarily terminated by the Company without “Cause” (as defined in Section 10.2 of the Employment Agreement), 500,000 of the Restricted Shares otherwise subject to vesting under Section 2(b) will become vested as of the date of such termination.

d. Failure to Achieve Performance Goals. With respect to Restricted Shares subject to vesting based on the achievement of a performance goals under Section 2(b), if the performance goals for a given year are not achieved, then on the date of the filing of the Company’s Form 10-K for that year (or, if earlier, upon a conclusive determination by the Board that such goals were not achieved): (i) the Restricted Shares otherwise subject to vesting upon achievement of those performance goals will immediately and automatically, without any action on the part of the Company, be forfeited by the Grantee to the Company, and (ii) the Grantee will have no further rights with respect to those Shares.

e. Effect of Change in Control. If there occurs a Change in Control prior to December 31, 2007 and the Grantee remains in continuous service to the Company through the date of that Change in Control, then immediately prior to (but contingent upon) the occurrence of that Change in Control:

(i) any otherwise unvested Restricted Shares subject to vesting under Section 2(a) will become vested; and

(ii) Restricted Shares otherwise subject to vesting under Section 2(b) based on performance in the fiscal year of the Change in Control will vest to the extent that performance for the portion of that year that transpires prior to the Change in Control meets or exceeds a pro-rata portion of the performance goals specified by the Board for that year under Section 2(b).

SECTION 3. Share Legends. The certificates evidencing all the Restricted Shares shall bear such legend(s) as may be required by the Plan or applicable law.

SECTION 4. Escrow of Restricted Shares.

a. Certificates Held in Escrow. Certificates evidencing the Restricted Shares issued under this Agreement will be held in escrow by the Secretary of the Company or his or her designee (the “Escrow Holder”) until such shares become vested in accordance with Section 2, at which time, the Escrow Holder will deliver such certificates representing the Restricted Shares to the Grantee; provided, however, that no certificates for Restricted Shares will be delivered to the Grantee until appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such shares.

b. Forfeited Shares to be Returned. If the Restricted Shares are forfeited by the Grantee under Section 2 or 9(g), the Escrow Holder will deliver the stock certificate(s) evidencing those shares to the Company, which will then have the right to retain and transfer those shares to its own name free and clear of any rights of the Grantee under this Agreement or otherwise.

c. Instructions to Escrow Holder. The Escrow Holder is hereby directed to permit transfer of the Restricted Shares only in accordance with this Agreement or in accordance with instructions which are consistent with this Agreement which are signed by both parties. In the event further instructions are reasonably desired by the Escrow Holder, he or she shall be entitled to conclusively rely upon directions executed by a majority of the members of the Board. The Escrow Holder shall have no liability for any act or omissions hereunder while acting in good faith in the exercise of his or her own judgment.

SECTION 5. Rights of Grantee. The Grantee shall have the right to vote the Shares and to receive cash dividends with respect to the Restricted Shares; provided however, that any cash dividends paid on the Restricted Shares while those shares remain forfeitable will be reinvested in additional restricted Shares. Such additional restricted Shares will be subject to the same vesting conditions as were applicable to the Restricted Shares giving rise to such dividends, deposited with the Escrow Holder and included thereafter as Restricted Shares for purposes of this Agreement.

SECTION 6. Stock Splits, etc. If, while any of the Restricted Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or other similar change in the Company’s common stock, then any and all new, substituted or additional securities or other consideration to which the Grantee is entitled by reason of the Grantee’s ownership of the Restricted Shares will be immediately subject to escrow, deposited with the Escrow Holder and included thereafter as “Restricted Shares” for purposes of this Agreement.

SECTION 7. Tax Consequences. The Grantee understands and agrees that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the vesting of the Restricted Shares. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement and that he may pursuant to Section 9(g) be required to pay cash to the Company at the time tax withholding obligations arise with respect to the Restricted Shares. The Grantee understands that Section 83 of the Code taxes as ordinary income the difference between (i) the amount (if any) paid for the Restricted Shares, and (ii) the fair market value of the Restricted Shares on the date any restrictions on the Restricted Shares lapse. The Grantee understands that the Grantee may elect to be taxed at the time the Restricted Shares are granted rather than when the applicable restrictions lapse by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant. The Grantee acknowledges that it is the Grantee’s sole responsibility and not the Company’s to file timely any 83(b) election.

SECTION 8. Restrictions on Transfer. Except for the escrow described in Section 4 or the forfeiture of the Restricted Shares to the Company as described in Section 2, none of the Restricted Shares or any beneficial interest therein shall be transferred, encumbered, pledged or otherwise alienated or disposed of in any way until the Restricted Shares become vested.

SECTION 9. General Provisions.

a. Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties with respect to the grant of the Shares and may only be modified or amended in a writing signed by both parties.

b. Notice. Any notice to be given to the Company will be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to the Grantee will be delivered personally or addressed to him or her at the address given beneath his or her signature, below, or at such other address as the Grantee may hereafter designate in writing to the

Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received. Any notice to the Escrow Holder shall be sent to the Company’s address, with a copy to the other party not sending the notice.

c. No Implied Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.

d. No Right to Continued Employment. The grant of Shares hereunder will not confer upon the Grantee any right to continue in the employ of the Company or any of its subsidiaries or affiliates.

e. Amendment. The Committee may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Plan and this award satisfy the requirements of all applicable laws (including without limitation, the conditions of Rule 16b-3), and that Restricted Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

f. Governing Law. This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware without regard to the application of the principals of conflicts or choice of laws.

g. Tax Withholding. Notwithstanding any other provision of this Agreement, if the Grantee does not at least three (3) days prior to the date that any Restricted Shares would otherwise vest (or, if the Grantee makes an election under Section 83(b) of the Code with respect to Restricted Shares, at least three days prior to the date of such election) deliver to the Company a cash amount reasonably estimated to be sufficient to satisfy any required tax withholding obligations with respect to the vesting of such Shares (or the Section 83(b) election), then the Restricted Shares that would otherwise vest (or be subject to that Section 83(b) election) will instead then be forfeited automatically and the Grantee will have no further right to those Shares.

h. Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the parties on the [            ] day of January 2006.

ISCO INTERNATIONAL, INC.

By:
Title:

GRANTEE

[John Thode]

EXHIBIT

CASH BONUSES IN LIEU OF RESTRICTED STOCK AWARD1

B1. Time Vested Payments. Bonuses will become payable under this Section B1 based on Executive’s continued employment by the Company:

1.1. A cash bonus of $170,000 will be payable to Executive if he remains continuously employed by the Company through June 30, 2006;

1.2. A cash bonus of $170,000 will be payable to Executive if he remains continuously employed by the Company through December 31, 2006;

1.3. A cash bonus of $170,000 will be payable to Executive if he remains continuously employed by the Company through June 30, 2007; and

1.4 A cash bonus of $170,000 will be payable to Executive if he remains continuously employed by the Company through December 31, 2007.

Any cash bonus payable under this section will be paid as soon as practicable (but in no event later than 30 days) following the completion of the applicable service period; provided, however, that if there occurs a Change in Control (as defined in the Company’s 2003 Equity Incentive Plan) prior to December 31, 2007 and Executive remains in continuous service to the Company through the date of that Change in Control, all amounts potentially payable under this Section B1 (and that have not already been paid) will be paid upon the closing of that Change in Control.

B2. Performance Vested Payments. Bonuses will become payable under this Section B2 upon the achievement of performance goals established by the Board:

2.1 A cash bonus of $680,000 will be earned on the filing date of the Company’s Form 10-K for the 2006 fiscal year, if Executive remains continuously employed by the Company through that filing date and the performance goals specified by the Board with respect to that fiscal year have been achieved.

2.2 A cash bonus of $680,000 will be earned on the filing date of the Company’s Form 10-K for the 2007 fiscal year, if Executive remains continuously employed by the Company through that filing date and the performance goals specified by the Board with respect to that fiscal year have been achieved.

2.3 The performance goals relevant under this Section B2 will be determined, communicated, adjusted and measured in the same manner as described in Section 3.2.2 of the Agreement; provided, however, that the Board may establish interim goals upon the achievement of which a partial bonus may become payable hereunder.

2.4 If there occurs a Change in Control prior to December 31, 2007 and Executive remains in continuous service to the Company through the date of that Change in Control, bonuses that could otherwise be earned under Section B2.1 or B2.2, as applicable, based on performance in the fiscal year of the Change in Control will be earned to the extent that performance for the portion of that year that transpires prior to the Change in Control meets or exceeds a pro-rata portion of the performance goals specified by the Board for that year.

2.5 Any bonus earned under this Section B2 will be payable in two substantially equal installments, on June 30th and December 31st of the year following the year with respect to which that bonus was earned. Notwithstanding the foregoing, if on or following the date a bonus is earned under this Section B2 and before such bonus is paid there occurs a Change in Control, and provided Executive has remained continuously employed by the Company through the date of that Change in Control, such earned bonus will be paid on the date of that Change in Control.

3. Conditional Application of Schedule. This Exhibit will be applicable if and only if the Company’s stockholders do not approve the issuance of the Restricted Stock Award.

[1]	Cash bonus amounts on this schedule have been determined based on the average closing price of the Company’s stock in December 2005 ($0.34).

1

APPENDIX C

ISCO INTERNATIONAL, INC.

2003 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions. The purposes of the ISCO International, Inc. 2003 Equity Incentive Plan (the “Plan”) are to: (a) enable ISCO International, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.

(b) “Award” means a grant of Options, SARs or Restricted Shares pursuant to the provisions of the Plan.

(c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.

(e) “Cause” means (i) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription); (ii) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (iv) below) to the Company (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (iii) gross negligence or willful misconduct in the course of employment; (iv) any breach of any obligation to or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights; (v) other conduct involving any type of disloyalty to the Company or any of its Affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty; or (vi) conviction of (or the entry of a plea of guilty or nolo contendere to) a misdemeanor involving moral turpitude or a felony. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f) “Change in Control” means, with respect to any entity: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the entity) by stockholders of the entity, in one transaction or a series of related transactions, of more than 50% of the voting power represented by the then outstanding capital stock of the entity to one or more Persons, (ii) the sale of substantially all the assets of the entity (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization), or (iii) the liquidation or dissolution of the entity.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(i) “Director” means a member of the Board.

(j) “Disability” means a condition rendering a Grantee Disabled.

(k) “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date: (i) the closing price of the Shares as reported on the American Stock Exchange or the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the last preceding date on which there were reported Share prices; or (ii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported by The Nasdaq Stock Market on such date, or if no Share prices are reported on such date, the closing price of the Shares on the last preceding date on which there were reported Share prices; or (iii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, the Fair Market Value will be determined by the Board acting in its discretion, which determination will be conclusive.

(n) “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(o) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

(p) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(q) “Option” means any option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to Section 5 hereof.

(r) “Participant” means an employee, consultant or Director of the Company or any of its Affiliates to whom an Award is granted.

(s) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(t) “Restricted Shares” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(u) “SAR” means a share appreciation right granted under the Plan and described in Section 6 hereof.

(v) “Share” means a share of the Company’s common stock, par value $.001, subject to substitution or adjustment as provided in Section 3(c) hereof.

(w) “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

SECTION 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

The Board will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Board will have the authority:

(a) to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

(b) to determine the type of Award to be granted to any person hereunder;

(c) to determine the number of Shares, if any, to be covered by each such Award;

(d) to establish the terms and conditions of each Award Agreement;

(e) to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

(f) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be subject to Options or Restricted Shares under the Plan is 23,038,994, plus an additional number of Shares not to exceed 5,000,000, which additional number will be equal to the number of Shares subject to options granted under the ISCO International, Inc. Amended and Restated 1993 Stock Option Plan that expire, are forfeited, or are cancelled after the date of the Company’s 2005 Annual Meeting. The Company shall reserve for purposes of the Plan out of its authorized and unissued Shares that total number of Shares. No Participant may receive an award of Options or SARs under the Plan with respect to more than 2,000,000 Shares in any calendar year.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Share is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 11(d) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan. Finally, if any Share is received in satisfaction of the exercise price payable upon exercise of an Option, that Share will become available for grant under the Plan.

(c) Other Adjustment. In the event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the Shares, equitable substitutions or adjustments may be made by the Board, in its sole and absolute discretion, to the aggregate number, type and issuer of the securities reserved for issuance under the Plan, to the number, type and issuer of Shares subject to outstanding Options or SARs, to the exercise price of outstanding Options or SARs, and to the number, type and issuer of Restricted Shares.

(d) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control of the Company or any of its Affiliates, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options and SARs held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Shares held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Option held by a Participant affected by the Change in Control in exchange for an option to purchase common stock of any successor corporation, which new option satisfies the requirements of Treas. Reg. § 1.425-1(a)(4)(i) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option), (iv) cancel any Restricted Shares held by a Participant affected by the Change in Control in exchange for restricted shares of the common stock of any successor corporation, (v) redeem any Restricted Shares held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control; or (vi) cancel any Option or SAR held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan. Persons who are not employees of the Company or a Subsidiary are not eligible to be granted Incentive Stock Options but are eligible to be granted other types of Awards.

SECTION 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a) Option Price. The exercise price per Share purchasable under a Non-Qualified Stock Option will be determined by the Board. The exercise price per Share purchasable under an Incentive Stock Option will be not less than 100% of the Fair Market Value of the Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Board, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.

(d) Method of Exercise. Subject to the exercisability provisions of Section 5(c), the termination provisions set forth in Section 7 and the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 11(a) hereof.

(e) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f) Termination of Employment. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment.

(g) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

SECTION 6. Stock Appreciation Rights.

(a) Grant. The grant of an SAR provides the holder the right to receive the appreciation in value of Shares between the date of grant and the date of exercise. SARs may be granted alone (“Stand-Alone SARs”) or in conjunction with all or part of any Option (“Tandem SARs”). In the case of a Non-Qualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Option.

(b) Exercise.

(i) Tandem SARs. A Tandem SAR or applicable portion thereof will terminate and will no longer be exercisable upon the termination or exercise of the related Option or portion thereof, except that, unless otherwise determined by the Board, in its sole discretion at the time of grant, a Tandem SAR granted with respect to less than the full number of Shares covered by a related Option will be reduced only after such related Option is exercised or otherwise terminated with respect to the number of Shares not covered by the Tandem SAR.

A Tandem SAR may be exercised by a Participant by surrendering the applicable portion of the related Option, only at such time or times and to the extent that the Option to which such Tandem SAR relates will be exercisable in accordance with the provisions of Section 5 and this Section 6. Options which have been so surrendered, in whole or in part, will no longer be exercisable to the extent the related Tandem SARs have been exercised.

Upon the exercise of a Tandem SAR, a Participant will be entitled to receive, upon surrender to the Company of all (or a portion) of an Option in exchange for cash and/or Shares, an amount equal to the excess of (A) the Fair Market Value, as of the date such Option (or such portion thereof) is surrendered, of the Shares covered by such Option (or such portion thereof) over (B) the aggregate exercise price of such Option (or such portion thereof).

Upon the exercise of a Tandem SAR, the Option or part thereof to which such Tandem SAR is related, will be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of Shares to be issued under the Plan, but only to the extent of the number of Shares issued under the Tandem SAR at the time of exercise based on the value of the Tandem SAR at such time.

A Tandem SAR may be exercised only if and when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of such Option.

(ii) Stand-Alone SARs. A Stand-Alone SAR may be exercised by a Participant giving notice of intent to exercise to the Company, provided that all or a portion of such Stand-Alone SAR will have become vested and exercisable as of the date of exercise.

Upon the exercise of a Stand-Alone SAR, a Participant will be entitled to receive, in either cash and/or Shares, an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such SAR (or portion of such SAR) is exercised, of the Shares covered by such SAR (or portion of such SAR) over (B) the Fair Market Value of the Shares covered by such SAR (or a portion of such SAR) as of the date such SAR (or a portion of such SAR) was granted.

(c) Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) Term of SAR. Unless otherwise specified in the Award Agreement, the term of a Tandem SAR will be identical to the term of the associated Option, and the term of a Stand-Alone SAR will be ten years.

(ii) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant; provided that, unless otherwise specified in the Award Agreement, a Tandem SAR will vest and become exercisable in the same manner and at the same time as the associated Option.

(iii) Termination of Employment. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment.

SECTION 7. Termination of Service. Unless otherwise specified with respect to a particular Award, Options or SARs granted hereunder will remain exercisable after termination of employment only to the extent specified in this Section 7.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 60 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

SECTION 8. Restricted Shares.

(a) Issuance. Restricted Shares may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Shares may be subject to forfeiture, and all other conditions of such Awards.

(b) Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Shares will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Shares will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Shares may, but need not, be zero.

A share certificate will be issued in connection with each Award of Restricted Shares. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, the Company’s stockholders’ agreement, if any, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE ISCO INTERNATIONAL, INC. 2003 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND ISCO INTERNATIONAL, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF ISCO INTERNATIONAL, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Shares will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Shares award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Restricted Shares awarded pursuant to this Section 8 will be subject to the following restrictions and conditions:

(i) During a period commencing with the date of an Award of Restricted Shares and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Shares upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii) Except as provided in this Paragraph (ii) or Section 8(c)(i), once the Participant has been issued a certificate or certificates for Restricted Shares, the Participant will have, with respect to the Restricted Shares, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Shares to the extent Shares are available under Section 3 of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Shares will be subject to the same terms and conditions as the Restricted Shares with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Shares which then remain subject to forfeiture will then be forfeited automatically.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period (or if and when the restrictions applicable to Restricted Shares lapse pursuant to Sections 3(d)), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 9. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but, except as otherwise provided in Section 3(d) of the Plan, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award, without that Participant’s consent, or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c)), or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 10. Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.

SECTION 11. General Provisions.

(a) The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will (i) confer upon any person any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 12. Effective Date of Plan. The Plan will become effective on the date that it is adopted by the Board; provided, however, that all Options intended to be Incentive Stock Options will automatically be converted into Non-Qualified Stock Options if the Plan is not approved by the Company’s stockholders within one year (365 days) of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-5.

SECTION 13. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 9; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

SECTION 14. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 15. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

SECTION 16. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a) the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b) the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

SECTION 17. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan will be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.

ADOPTION AND APPROVAL OF PLAN

Date Plan adopted by Board: April 14, 2006

Date Plan approved by Stockholders: [                    ]

Effective Date of Plan: April 14, 2006

ISCO INTERNATIONAL, INC.

☑	Please mark your votes as in this example.

1.	Election of Directors:	For Nominee	Withhold Authority
	John Thode	☐	☐
	Amr Abdelmonem	☐	☐
	George Calhoun	☐	☐
	Michael Fenger	☐	☐
	James Fuentes	☐	☐
	Ralph Pini	☐	☐
	Tom Powers	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Approve the proposed restricted stock grant to John Thode, the Company’s President and Chief Executive Officer, and the corresponding amendment to the Company’s 2003 Equity Incentive Plan, as amended.	☐	☐	☐

3.	Ratify the Appointment of Grant Thornton LLP as the Company’s Independent Auditors.	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, AND 3 IN THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, AND 3 IF NO SPECIFICATION IS MADE AND WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Attendance of the undersigned at the meeting, or at any adjournment or postponement thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to vote said share(s) in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE		DATE:

SIGNATURE		DATE:

(if jointly owned)

Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

☐  Please check this box if you plan to attend the meeting.

PROXY	PROXY

ISCO INTERNATIONAL, INC.

1001 CAMBRIDGE DRIVE – ELK GROVE VILLAGE, ILLINOIS 60089

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR THE JUNE 16, 2006 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints John Thode and Mr. Frank Cesario and either of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated below, all the shares of common stock held of record by the undersigned on April 18, 2006 at the Annual Meeting of Stockholders of ISCO International, Inc., to be held on June 16, 2006 at the Marriott Suites Chicago O’Hare, 6155 North River Road, Rosemont, IL 60018, beginning at 10:00 a.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE AS TO ANY PARTICULAR ITEM, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED ON THIS PROXY, “FOR” THE PROPOSAL TO APPROVE THE PROPOSED RESTRICTED STOCK GRANT TO MR. JOHN THODE AND THE AMENDMENTS TO THE 2003 EQUITY INCENTIVE PLAN, AND “FOR” THE RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)